                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:

     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       United Oklahoma Bankshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter
     Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                      UNITED OKLAHOMA BANKSHARES, INC.
                            4600 S.E. 29TH STREET
                          DEL CITY, OKLAHOMA  73115
                              ----------------
                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON _____________, 1997

         A Special Meeting of shareholders of United Oklahoma Bankshares, Inc. (the "Company") will be held at 4600 S.E. 29th Street, Del City, Oklahoma 73115 on _____________, 1997, at _______ a.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 3, 1996, adopted by the Board of Directors of the Company, pursuant to the recommendation of the Special Committee pursuant to which, among other things,
(a) the Company will be merged into Ameribank Corporation ("Ameribank") with Ameribank being the surviving corporation (the "Merger"), and (b) all shares of the Company's Common Stock (the "Common Stock") and Preferred Stock (the "Preferred Stock") other than the shares of stock owned by Ameribank, will receive a total consideration of $1,700,000.00 with $0.776901 in cash (rounded to the nearest $0.01) for each share of Common Stock and $58.35 in cash for each share of Preferred Stock. Thereafter the Company will be merged into Ameribank with Ameribank as the sole surviving entity.

         2. To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

         The Merger Agreement is attached as ANNEX A to the accompanying Proxy Statement. Shareholders who do not wish to accept the cash per share payment and who comply with the requirements of Section 1091 of the Oklahoma General Corporation Act have the right to seek an appraisal by the District Court of Oklahoma County, or in any other district court in a county in which any of the principal officers of the Company reside or may be surrounded of the fair value of their shares of stock. For a description of the rights of shareholders pursuant to Section 1091 and a description of the procedures thereunder, see "Appraisal Rights" in the accompanying Proxy Statement. A copy of the text of
Section 1091 is attached as ANNEX B to the accompanying Proxy Statement. The Proxy Statement and the ANNEXES form a part of this Notice.

         The Board of Directors of the Company has fixed the close of business on _____________, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. The affirmative vote of holders of a majority of the outstanding shares Common Stock and Preferred Stock each voting as a class is required to approve and adopt the Merger Agreement. The Merger does not require the approval of a majority of the shareholders of the Company other than Ameribank. Because Ameribank owns approximately 61.58% of the Common Stock and 88.85% of the Preferred Stock and intends to vote all of such shares in favor of the Merger Agreement, approval and adoption of the Merger Agreement is expected.

         PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. YOUR PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING. PROXIES MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY WRITTEN NOTICE OF REVOCATION BEARING A LATER DATE THAN THE PROXY, BY DULY EXECUTING AND DELIVERING TO THE SECRETARY OF THE COMPANY, AT OR PRIOR TO THE SPECIAL MEETING, A SUBSEQUENT PROXY RELATING TO THE SAME SHARES OF STOCK, OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE SPECIAL MEETING WILL NOT, BY ITSELF, CONSTITUTE A REVOCATION OF PROXY). ANY WRITTEN NOTICE REVOKING A PROXY SHOULD BE SENT TO UNITED OKLAHOMA BANKSHARES, INC., 4600 S.E. 29TH STREET, DEL CITY, OKLAHOMA 73115.


                                                   George N. Cook, Jr., Chairman

Oklahoma City, Oklahoma
_____________, 1997

         PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.

         PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                        UNITED OKLAHOMA BANKSHARES, INC.

                             4600 S.E. 29TH STREET

                           DEL CITY, OKLAHOMA  73115

                                 (405) 677-8711

                                ----------------

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

                          ---------------------------

                                  INTRODUCTION


     This Proxy Statement is being furnished to shareholders (the "Shareholders") of United Oklahoma Bankshares, Inc., an Oklahoma corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Company's Special Meeting of Shareholders to be held on ____________, 1997 and at any adjournment or postponement thereof (the "Special Meeting").

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Special Meeting, Shareholders will be asked to approve the Agreement and Plan of Merger, dated as of December 3, 1996 (the "Merger Agreement"), between the Company and Ameribank Corporation ("Ameribank"). The Merger Agreement provides for the merger (the "Merger") of the Company into Ameribank and for the payment of $1,700,000 by Ameribank to the Shareholders (other than Ameribank) of the Company for the acquisition by Ameribank of all shares of the Common Stock, par value $1.00 per share (the "Common Stock"), and 9% Cumulative Non-Voting Preferred Stock, par value $30.00 per share (the "Preferred Stock"), in the Company which are not owned by Ameribank (Common Stock and Preferred Stock are collectively referred to herein as the "Stock"). Ameribank owns approximately 62% of the Common Stock and 89% of the Preferred Stock. If the Merger is consummated, Ameribank will pay $1,700,000 (the "Total Consideration") for the Stock, at the rate of $0.776901 cash per share (rounded to the nearest $0.01) for Common Stock (the "Common Consideration") and $58.35 cash per share for Preferred Stock (the "Preferred Consideration"). The Merger will become effective as of the filing of a Certificate of Merger consistent with the Merger Agreement, with the Secretary of State of the State of Oklahoma (the "Effective Time"). As a result of the Merger, the Company will be merged into Ameribank and Ameribank will be the surviving entity. A copy of the Merger Agreement is attached to this Proxy Statement as ANNEX A. At the Effective Time, each share of the Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock held by Ameribank) will be converted into the right to receive the Common Consideration in cash, without interest, and each share of the Preferred Stock outstanding immediately prior to the Effective Time (other than shares of Preferred Stock held by Ameribank) will be converted into the right to receive the Preferred Consideration in cash, without interest. See "SPECIAL FACTORS" and "THE MERGER."

              ---------------------------------------------------

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

           ----------------------------------------------------------

     The date of this Proxy Statement, and the approximate date it will be mailed to Shareholders, is ___________, 1997.

VOTING AT THE MEETING

     The Board has fixed the close of business on ___________, 1997 as the record date (the "Record Date") for determining the holders of Stock entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were (i) 2,532,237 shares of Common Stock and 145,199 shares of Preferred Stock outstanding and entitled to vote and (ii) approximately 450 holders of record of Common Stock and 86 holders of record of Preferred Stock. The presence, in person or by properly executed proxy, of a majority of the outstanding shares of the Common Stock and Preferred Stock, respectively, is necessary to constitute a quorum at the Special Meeting. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder and one vote for each share of Preferred Stock held by such shareholder.

     Under Oklahoma law, the affirmative vote of holders of a majority of the outstanding shares of Common Stock and Preferred Stock, each voting as a class is required to approve the Merger. Because Ameribank, which owns approximately 6l.58% of the Common Stock and 89% of the Preferred Stock, intends to vote its shares in favor of the Merger, approval of the Merger Agreement is expected.

APPRAISAL RIGHTS

     Under Section 1091 of the Oklahoma General Corporation Act ("OGCA"), holders of record of shares of Stock who do not wish to accept the Common Consideration or Preferred Consideration and who have neither voted in favor of the Merger nor consented to it in writing have the right to seek an appraisal of the fair value of their shares of Stock in the District Court of Oklahoma County, or in any other district court in a county in which any of the principal officers of the Company reside or may be summoned (the "District Court"). A vote in favor of the Merger or a consent to it in writing constitutes a waiver of such appraisal rights. In addition, Shareholders who vote in favor of the Merger may later be estopped from challenging the Merger in a subsequent lawsuit. See "SPECIAL FACTORS - - Appraisal Rights" and ANNEX B.

PROXIES

     All shares of Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless such proxies previously have been revoked, shall be voted at the Special Meeting in accordance with the instructions on the proxies. IF NO SUCH INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT. As noted under "Appraisal Rights" herein, a vote FOR the approval of the Merger will constitute a waiver of the appraisal rights associated with the Stock. The Board does not know of any other matters which are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a date later than the proxy, by duly executing and delivering to the Secretary of the Company, at or prior to the Special Meeting, a subsequent proxy relating to the same shares of Stock, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, constitute a revocation of proxy). Any written notice revoking a proxy should be sent to United Oklahoma Bankshares, Inc., 4600 S.E. 29th Street, Del City, Oklahoma 73115.

     Proxies are being solicited by and on behalf of the Board. Ameribank, however, will bear the cost of preparing and mailing the proxy material furnished to the Company's Shareholders in connection with the Special Meeting. Proxies will be solicited by mail. While it is not anticipated that such will be the case, directors, officers and employees of the Company may also solicit proxies by telephone, telegram or personal contact. Such persons will receive no additional compensation for such services but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of Stock held in the names of such fiduciaries, custodians and brokerage houses.

     All information contained in this Proxy Statement concerning Ameribank and the plans related to the Company after the Merger has been supplied by Ameribank. All other information contained in this Proxy Statement has been supplied by the Company.

POSITION OF THE COMPANY'S BOARD; CONFLICTS OF INTEREST

     The Board appointed a Special Committee (the "Special Committee"), composed of two directors who are not affiliated with Ameribank, to consider the proposal of Ameribank for a Merger with the Company. Pursuant to the recommendations of the Special Committee, the Board determined that the acquisition of the Stock by Ameribank pursuant to the Merger Agreement is in the best interests of the Company and the Shareholders (other than Ameribank) and has approved the Merger Agreement. George K. Baum & Company ("Baum & Company"), the Special Committee's financial advisor, has advised the Special Committee that, in its opinion, based on certain assumptions, the Merger is fair, from a financial point of view, to the Shareholders of the Company (other than Ameribank).

     No person is authorized to give information or make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company or Ameribank since the date hereof.

                             ADDITIONAL INFORMATION

     Pursuant to the requirements of Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 13e-3 promulgated thereunder, the Company, as issuer of the class of equity securities which is the subject of the Rule 13e-3 transaction, together with Ameribank, has filed with the Commission a Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") relating to the transactions contemplated by the Merger Agreement. As permitted by the rules and the regulations of the Commission, this Proxy Statement omits information, exhibits and undertakings contained in the
Schedule 13E-3. Such additional information can be inspected at and obtained from the Commission in the manner set forth below under "AVAILABLE INFORMATION."

     Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Schedule 13E-3. Each such statement is qualified in its entirety by such reference.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the Commission relating to its business, financial statements and other matters. Such reports, proxy statements and other information filed by the Company, as well as the Schedule 13E-3, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and may be available at the Regional Offices of the Commission located at 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661, Seven World Trade Center, 13th Floor, New York, New York 10048, and on the Commission's web site on the World Wide Web at: http://www.sec.gov. Copies of such material can also be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED OR DELIVERED. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM THE CORPORATE SECRETARY'S OFFICE, UNITED OKLAHOMA BANKSHARES, INC., 4600 S.E. 29TH STREET, DEL CITY, OKLAHOMA 73115 TELEPHONE NUMBER (405) 677-8711. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN ____________.

                     INFORMATION INCORPORATED BY REFERENCE
                                (See Exhibit 99)

            The following documents are incorporated by reference into this Proxy Statement:

            The Company's Annual Report on Form 10-K for the years ended December 31, 1996, December 31, 1995, December
            31, 1994 and December 31, 1993; and

            All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act after December 31, 1995, and prior to the date of the Special Meeting on Stockholders to be held on
            ___________________.

     Any statement contained in a document filed with the Commission prior to the date of this Proxy Statement and incorporated by reference is modified or superseded to the extent that a statement contained in this Proxy Statement (or in any other subsequently filed document which also is incorporated by reference) modifies or supersedes such statement. The modifying or superseding statement may, but need not, state that it has modified or superseded a prior statement or include any other information set forth in the document that is not modified or superseded. The making of a modifying or superseding statement shall not be deemed an admission that the modified or superseded statement, when made, constituted an untrue statement of a material fact, an omission to state a material fact necessary to make a statement not misleading, or the employment of a manipulative, deceptive or fraudulent device, contrivance, scheme, transaction, act, practice, course of business or artifice to defraud, as those terms are used in the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act or the rules and regulations thereunder. Any statement so modified shall not be deemed in its unmodified form to constitute a part hereof for purposes of the Exchange Act. Any statement so superseded shall not be deemed to constitute a part hereof for purposes of the Exchange Act.

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
INTRODUCTION ...............................................................  1
     Matters to be Considered at the Meeting ...............................  1
     Voting at the Meeting .................................................  2
     Appraisal Rights ......................................................  2
     Proxies ...............................................................  3
     Position of the Company's Board; Conflicts of Interest ................  3
ADDITIONAL INFORMATION .....................................................  4
AVAILABLE INFORMATION ......................................................  4
INFORMATION INCORPORATED BY REFERENCE ......................................  5
SUMMARY ....................................................................  9
     The Special Meeting ...................................................  9
     The Merger ............................................................  9
     Required Vote .........................................................  9
     Appraisal Rights ......................................................  10
     The Effective Time ....................................................  10
     Background of the Merger ..............................................  11
     Recommendation of Board of Directors and the Special Committee ........  13
     Opinion of Financial Advisor ..........................................  15
     Fairness of the Transaction ...........................................  15
     Interests of Certain Persons in the Merger; Conflicts of Interest .....  15
     Financing of the Merger ...............................................  16
     Expenses of the Merger ................................................  17
     Conditions to the Merger ..............................................  17
     Exchange of Certificates ..............................................  17
     Federal Income Tax Consequences .......................................  17
     Certain Litigation Concerning the Proposed Merger .....................  18
     Business of the Company ...............................................  18
     Selected Consolidated Financial Data ..................................  18
     Dividends .............................................................  18
SPECIAL FACTORS ............................................................  19
     Background of the Merger ..............................................  18
     Appointment of and Deliberations by the Special Committee .............  21
     Proceedings of the Board and Recommendation of the Special Committee ..  30
     Fairness of the Transaction ...........................................  31
     Opinion of Financial Advisor ..........................................  32
     Structure and Purpose of the Merger ...................................  34

     Alternatives to the Merger ............................................  34
     Certain Effects of the Merger .........................................  35
     Interests of Certain Persons in the Merger; Conflicts of Interest .....  36
     Certain Federal Income Tax Consequences of the Merger .................  37
     Appraisal Rights ......................................................  38
     Financing of the Merger ...............................................  41
     Expenses of the Merger ................................................  42
     Certain Litigation Concerning the Proposed Merger .....................  42
THE MERGER .................................................................  42
     General ...............................................................  42
     Required Vote .........................................................  42
     Effective Time ........................................................  43
     Payment for Shares of Common Stock and Preferred Stock ................  43
     Conditions to the Merger; Waiver ......................................  44
     Certain Covenants of the Company and Ameribank ........................  46
     Termination and Amendments ............................................  46
     No Third-Party Beneficiaries ..........................................  46
CERTAIN INFORMATION REGARDING AMERIBANK ....................................  47
DESCRIPTION OF CAPITAL STOCK OF THE COMPANY ................................  48
     Capital Stock .........................................................  48
     Recent Market Prices ..................................................  49
     Dividends .............................................................  49
BUSINESS OF THE COMPANY ....................................................  49
     Overview ..............................................................  49
     Transactions with Affiliates ..........................................  50
     Selected Consolidated Financial Data ..................................  50
     Management's Position Regarding the Results of
     Operations and Financial Condition of the Company .....................  52
BENEFICIAL OWNERSHIP OF SHARES .............................................  53
     Beneficial Ownership ..................................................  53
     Certain Transactions in Common Stock and Preferred Stock ..............  55
     Proxy Solicitation ....................................................  56
     Current Information: Delisting and Deregistration .....................  57
     Independent Auditors ..................................................  57
     Future Stockholder Proposals ..........................................  57
     Other Business ........................................................  57
ANNEX A: AGREEMENT AND PLAN OF MERGER, AS AMENDED ..........................  58

ANNEX B: SECTION 1091 OF THE OKLAHOMA
GENERAL CORPORATION ACT ....................................................  75

ANNEX C: OPINION OF GEORGE K. BAUM & COMPANY,
DATED OCTOBER 25, 1996 .....................................................  80

ANNEX D: SUPPLEMENTAL LETTER OF GEORGE K. BAUM &
COMPANY, DATED JANUARY 23, 1997 ............................................  83

                                    SUMMARY

     The following is a summary of information contained in this Proxy Statement. This summary is not intended to be a complete statement of all material features of the Merger and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Proxy Statement, including the attached Annexes. Terms used but not defined in this summary have the meanings described to them elsewhere in this Proxy Statement. Shareholders are urged to read this Proxy Statement and the Annexes in their entirety.

THE SPECIAL MEETING

     A Special Meeting of Shareholders of the Company will be held on ____________ 1997 at _______ a.m. local time, at 4600 S.E. 29th Street, Del
City, Oklahoma 73115, to consider and vote on a proposal adopted by the Board of Directors, pursuant to the recommendations of the Special Committee, to approve the Merger Agreement between the Company and Ameribank, which provides for the merger of the Company into Ameribank. A copy of the Merger Agreement is attached as ANNEX A. See "INTRODUCTION."

THE MERGER

     The Merger Agreement provides that, subject to the approval of the Merger Agreement by the Shareholders of the Company and satisfaction of other conditions, the Company will be merged into Ameribank, with Ameribank being the surviving corporation. Ameribank owns 1,559,498 shares, or approximately 62%, of the outstanding Common Stock and 129,016 shares of Preferred Stock, representing approximately 89% of the outstanding Preferred Stock of the Company. Pursuant to the Merger Agreement, each share of Common Stock outstanding, other than shares held by Ameribank, will be automatically converted into the Common Consideration. In addition, each share of Preferred Stock outstanding, other than shares held by Ameribank, will be automatically converted into the Preferred Consideration. In connection with, and only in connection with the consummation of the Merger, Ameribank has agreed to cancel, simultaneously with the consummation of the Merger, the shares of Common Stock and Preferred Stock owned by it and has waived its right to receive any of the Total Consideration. After consummation of the Merger, the entire equity interest in the Company will be owned by Ameribank and Ameribank will be the sole surviving entity. See "THE MERGER," "SPECIAL FACTORS -- Interests of Certain Persons in the Merger; Conflicts of Interest" and "SPECIAL FACTORS -- Certain Effects of the Merger."

REQUIRED VOTE

     Under Oklahoma law, the affirmative vote of the holders of a majority of the shares of Common Stock voting as a class and Preferred Stock voting as a class at the Special Meeting is required for approval of the Merger Agreement. Because Ameribank, which owns approximately 62% of the Common Stock and 89% of the Preferred Stock, intends to vote its shares in favor of the Merger, approval and adoption of the Merger Agreement is expected.

APPRAISAL RIGHTS

     Under Section 1091 of the OGCA, holders of record of shares of Common Stock or Preferred Stock who do not wish to accept the Common Consideration or Preferred Consideration have the right to seek an appraisal to determine the fair value of their shares of Common Stock or Preferred Stock in the District Court.

     Each Shareholder who has not voted in favor of the Merger and who wishes to assert a right to appraisal must make a written demand to the Company which reasonably informs the Company of the Shareholder's identity and his or her intention to demand an appraisal for his or her shares of Stock. Failure to make such demand before the vote is taken to approve the Merger will eliminate a Shareholder's right to an appraisal.

     Within 120 days after the Effective Time (the "120-Day Period"), any Shareholder who has properly demanded an appraisal and who has not withdrawn his or her demand (such Shareholders are hereinafter referred to collectively as the "Dissenting Shareholders") has the right to file in the District Court a petition (the "Petition") demanding a determination of the fair value of the shares of Stock (the "Dissenting Shares") held by all of the Dissenting Shareholders. If, within the 120-Day Period, no Petition shall have been filed as provided above, all rights to an appraisal will cease and all of the Dissenting Shareholders will receive the Common Consideration or Preferred Consideration, without interest, applicable to such Dissenting Shares. The Company is not obligated and does not intend to file a Petition.

     Upon the filing of the Petition, service of a copy is required to be made upon the surviving corporation, which shall, within 20 days after such service, file in the office of the court in which the Petition was filed, a duly verified list containing the names and addresses of all Dissenting Shareholders. The District Court may order that notice of the time and place fixed for the hearing on the Petition be sent by registered or certified mail to the surviving corporation and all of the Dissenting Shareholders, and be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma, or in another publication determined by the District Court. If a hearing on the Petition is held, the District Court is empowered to determine which Dissenting Shareholders have complied with the provisions of Section 1091 of the OGCA and are entitled to an appraisal of their shares of Common Stock. See "SPECIAL FACTORS -- Appraisal Rights" and ANNEX B.

THE EFFECTIVE TIME

     The Merger will become effective as of the filing of a Certificate of Merger, consistent with the Merger Agreement, with the Secretary of State of the State of Oklahoma. The Merger will be consummated only upon satisfaction or waiver, where permissible, of the terms and conditions contained in the Merger Agreement and provided that the Merger Agreement has not been terminated. The Merger Agreement may be terminated by the mutual written consent of the Company and Ameribank and Ameribank may terminate the Merger Agreement at any time if there has been a material adverse change in the business, assets, financial condition or prospects of the Company. If the Merger has not been consummated by August 1, 1997, either the Company or

Ameribank may terminate the Merger Agreement so long as the reason that the Merger has not been consummated is not due to the failure of the party choosing to terminate to fulfill any of its obligations thereunder. No such waiver or termination will require the vote or consent of the holders of Common Stock or Preferred Stock.

BACKGROUND OF THE MERGER

     In May 1995 Ameribank and certain shareholders of the Company reached an agreement whereby Ameribank would acquire 27.7% of the outstanding Common Stock and 63.9% of the outstanding Preferred Stock from the selling shareholders. In July, 1995, Ameribank acquired additional shares of Preferred Stock and in October entered into two separate Stock Purchase Agreements for a total of 150,000 shares of Common Stock. On November 3, 1995, Ameribank commenced a tender offer for the purchase of additional shares of Common Stock and on December 29, 1995 at the termination of the tender offer, Ameribank had acquired 588,146 additional shares of Common Stock. Ameribank has purchased additional shares of Common Stock and Preferred Stock in several private transactions and now holds 62% of outstanding Common Stock and 89% of the outstanding Preferred Stock. See "SPECIAL FACTORS--Background of the Merger" and "BENEFICIAL OWNERSHIP OF SHARES--Certain Transactions in Common Stock and Preferred Stock."At a Special Meeting of the Board held on June 14, 1996, Ameribank presented a written proposal to merge the Company into Ameribank for a cash price of $1,300,000 for all of the outstanding shares of Common Stock and Preferred Stock of the Company not already owned by Ameribank, subject to certain conditions.

     Because three of the five members of the Board were affiliated with Ameribank, the Board appointed a Special Committee of the Board of Directors comprised of Mr. Nichols and Mr. Rappaport. Neither Mr. Nichols nor Mr. Rappaport have any financial or personal interest in Ameribank and neither of them are officers, directors, employees or stockholders of Ameribank. The Special Committee's role was to: (i) evaluate any offer by Ameribank to merge the Company with Ameribank; (ii) negotiate the terms and conditions of any cash merger with Ameribank; and (iii) make a recommendation to the Board of Directors of the Company. The Shareholders were advised of the Ameribank proposal and appointment of a Special Committee by letter dated June 17, 1996 from George N. Cook, Jr. ("Mr. Cook") the Chairman of the Board. See "SPECIAL FACTORS -- Appointment of and Deliberations by the Special Committee."

     In July 1996, the Special Committee interviewed representatives of several law firms and investment banking firms to obtain legal counsel and financial advice for the Special Committee in the performance of its duties and to assist the Special Committee in its negotiations with Ameribank. The Special Committee retained the law firm of Conner & Winters (the "Special Committee Counsel") and the investment banking firm of George K. Baum & Company ("Baum & Company"), both of which have experience in transactions as proposed by Ameribank. On August 5, 1996, the Special Committee sent a letter to the Shareholders notifying them of the engagement of a financial advisor and legal counsel. The Special Committee also, based on a recommendation by the Special Committee Counsel, authorized the Chairman of the Special

Committee to interview and recommend to the Special Committee employment of an appraiser to perform an appraisal on the bank building (the "Bank Tower") located in Del City, Oklahoma and owned by United Bank, Del City, Oklahoma ("United"), the wholly owned subsidiary of the Company. See "SPECIAL FACTORS--Appointment of and Deliberations by the Special Committee."

     On July 23, 1996 the Special Committee met with representatives of, and legal counsel for Ameribank. Ameribank agreed to extend expiration of its offer from August 1, 1996 to November 1, 1996. Ameribank further indicated its offer of $1,300,000 was based, in part, on an appraisal of United by GRA, Petty & Co. The Special Committee requested a copy of the report by GRA, Petty & Co. and an explanation of how Ameribank determined the $1,300,000 price in its offer.

     On August 16, 1996, the Special Committee met with representatives of the Special Committee Counsel, Baum & Company and the Company. The Company was instructed on how to assist Baum & Company in its review of the Company's records. The Company and Baum & Company were also advised by the Special Committee Counsel of the current law in Oklahoma and Delaware to be considered when determining the fair value of the Company. At the meeting, the Special Committee further discussed various valuation issues of the minority shares of the Company; including, the difficulty in selling the minority Stock to a buyer other than Ameribank and the current trading price of the Stock.

     By letter dated September 5, 1996, counsel for Ameribank advised the Special Committee of the method used by Ameribank in determining the $1,300,000 offer, which included a minority discount of the Stock. In this letter, counsel for Ameribank further advised that Ameribank had not received any offers to purchase the Company and that Ameribank would provide the Special Committee with a copy of the GRA, Petty & Co. appraisal at such time as the Special Committee informed Ameribank that it has developed a reasonable basis for valuation of the minority Stock.

     On October 18, 1996 the Special Committee had a meeting to discuss valuation of the minority Stock by representatives of Baum & Company and to review the appraisal performed by R.W. Finley & Co., Inc. of the Bank Tower. As of August 31, 1996, the appraisal estimated the value of the Bank Tower at $2,950,000. The Special Committee and Baum & Company then reviewed the proposed opinion of Baum & Company concerning the valuation of the Company. The Special Committee was advised by Baum & Company that a price of $58.35 per share for the minority held Preferred Stock and $0.754 per share for the minority held Common Stock, being a valuation without a minority discount and which came to a total of $1,679,131 for the minority Stock, was fair from a financial point of view based upon Baum & Company's methods for determining value. Baum & Company delivered its written fairness opinion, dated October 25, 1996 to the Special Committee. At the same meeting, the Special Committee Counsel advised the Special Committee that minority discounts are not appropriate under Oklahoma and Delaware law.

RECOMMENDATION OF BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE

     On October 28, 1996, the Special Committee met with representatives of Ameribank to negotiate the price offered for the Common Stock and the Preferred Stock not owned by Ameribank. As a result of these negotiations, the Special Committee recommended to the Board that a revised proposal by Ameribank be accepted. Under the revised proposal, Ameribank would pay a total of $1,700,000 for all the shares of Stock not owned by Ameribank with $58.35 per share allocated to holders of Preferred Stock and the balance to be paid to holders of Common Stock. The Special Committee's financial advisor advised the Special Committee that, in the advisor's opinion, consideration in these amounts is fair from a financial point of view. Based upon the recommendations of the Special Committee, the Board approved the proposed Merger. See "SPECIAL FACTORS--Appointment of and Deliberations by the Special Committee".

     Mr. Cook wrote to the Shareholders on November 4, 1996, notifying them of the revised proposal and stating that completion of the proposed merger transaction was subject to preparation of a mutually satisfactory merger agreement with Ameribank, certain filings and approvals with regulatory agencies and approval by vote of holders of a majority of the shares of Common Stock and Preferred Stock, each voting as a class at a Special Shareholder's meeting. On December 3, 1996, the Special Committee met with the Special Committee's Counsel to review the proposed Merger Agreement with Ameribank.
The members of the Special Committee approved the Merger Agreement and passed a recommendation that the Board enter into the Merger Agreement. Following the meeting of the Special Committee, the Board met to consider the Special Committee's recommendation and after discussion, voted to approve the Merger Agreement as recommended by the Special Committee and to authorize the execution of the Merger Agreement on behalf of the Company. Mr. Cook again wrote to the Shareholders on December 5, 1996, advising the Shareholders of the execution of the Merger Agreement and stating that completion of the Merger was subject to preparation of all necessary filings and approvals with regulatory agencies and the approval by vote of holders of a majority of the shares of the Company's Common Stock and Preferred Stock, each voting as a class at a Special Shareholder's meeting. See "SPECIAL FACTORS -- Appointment of and Deliberations by the Special Committee."

     On December 12, 1996, the Company filed a Current Report on Form 8-K with the Commission reporting the Merger Agreement between Ameribank and the Company.

     During the first part of January 1997, counsel for Ameribank provided the Special Committee Counsel with copies of certain Form 4s, which indicated that from January 1, 1996 through June 30, 1996, Ameribank bought Preferred and Common Stock from certain shareholders of the Company at a price between $18.00 and $49.50 per share for Preferred Stock and not more than $0.50 per share for Common Stock. The Special Committee Counsel forwarded the Form 4s to the Special Committee and Baum & Company.

     As a result of the additional information in the Forms 4, the Special Committee, along with the Special Committee Counsel held a telephonic meeting on January 14, 1997, with a representative of Baum & Company. In light of the information provided in the Form 4s, the Special Committee inquired of Baum & Company as to whether the fairness opinion of Baum &

Company, dated October 25, 1996, would change and whether the $1,700,000 total purchase price to be paid by Ameribank for the Common Stock and Preferred Stock held by non-Ameribank Shareholders was still fair from a financial point of view. Baum & Company's representative advised that there was no need to redetermine if the Total Consideration was fair from a financial point of view since Ameribank was offering $58.35 per share for the Preferred Shares and $0.754 per share for the Common Stock which was a premium over the highest price of $49.50 and $0.50 previously paid by Ameribank for the Preferred Stock
and Common Stock, respectively, as indicated in the Form 4s.   As a result,
Baum & Company determined the Merger was still fair from a financial point of view.

     The Special Committee reaffirmed its approval and recommendation to the Board of the Merger, subject to (i) Ameribank or its counsel certifying that during the past twelve (12) months the maximum price paid by Ameribank has not exceeded $49.50 and $ 0.50 for Preferred and Common Stock, respectively, and
(ii) receipt of the supplemental fairness opinion from Baum & Company that the aggregate price of $1,700,000 to be paid by Ameribank to non-Ameribank Shareholders is fair from a financial point of view, as set forth in Baum & Company's fairness letter of October 25, 1996.

     As requested by the Special Committee, Ameribank's counsel informed the Special Committee Counsel that (i) Ameribank has not paid more than $0.50 per share for shares of Common Stock, and (ii) Ameribank made an offer in July, 1995, to purchase shares of Preferred Stock for $18.00 per share and subsequently acquired additional shares of Preferred Stock through private purchases at amounts between $18.00 and $49.50 per share. Ameribank further advised that it had entered into separate stock purchase agreements with several Shareholders of the Company, which agreements provided that if within one (1) year form the date of the stock purchase agreement, Ameribank should enter into a merger with the Company in which Ameribank pays a higher price, Ameribank will pay the sellers the difference in cash. Ameribank also provided the Special Committee Counsel copies of these stock purchase agreements.

     By letter dated January 23, 1997 to the Special Committee, Baum & Company issued its supplemental opinion which indicated that, even with the additional information regarding the Preferred Stock purchased by Ameribank, Baum & Company finds the Total Consideration to be paid to the holders of Common and Preferred Stock to be fair from a financial point of view, as set forth in its letter dated October 25, 1996.

     On January 27, 1997, the Special Committee, along with the Special Committee's Counsel held a telephonic meeting. After review of the letter from Ameribank's counsel dated January 16, 1997, and the supplemental fairness opinion issued by Baum & Company dated January 23, 1997, the Special Committee reaffirmed its approval and recommendation to the Board that the Merger should be consummated for an aggregate price of $1,700,000. For a description of the factors considered in the determination of the Common Consideration and the Preferred Consideration and the fairness of the transaction, see "SPECIAL FACTORS -- Appointment of and Deliberations by the Special Committee -- Fairness of the Transaction, -- Opinion of the Financial Advisor." For a description of the events leading up to the approval of the Merger Agreement, see "SPECIAL FACTORS -- Background of the Merger."

     For a discussion of the factors considered by the Board in reaching its determination, see "SPECIAL FACTORS -- Proceedings of the Board and Recommendation of the Special Committee -- Fairness of the Transaction and -- Opinion of the Financial Advisor."

     THE BOARD HAS APPROVED THE MERGER AGREEMENT EVEN THOUGH MEMBERS OF THE BOARD HAVE CERTAIN INTERESTS WHICH MAY PRESENT THEM WITH CONFLICTS OF INTEREST IN CONNECTION WITH THE MERGER. See "SPECIAL FACTORS -- Interest of Certain Persons in the Merger; Conflicts of Interest."

OPINION OF FINANCIAL ADVISOR

     The Special Committee engaged Baum & Company to act as its financial advisor in connection with the Merger and related matters. Prior to the Board meeting on October 28, 1996, Baum & Company delivered to the Special Committee its written opinion that the Merger is fair from a financial point of view to Shareholders (other than Ameribank). The full text of the opinion of Baum & Company, which sets forth the procedures followed, matters considered and assumptions made in connection with rendering such opinion is attached as ANNEX C and should be read in its entirety as should the supplemental letter of Baum & Company, dated January 23, 1997, attached as ANNEX D. For a summary of the Baum & Company opinion, including the procedures followed, the matters considered and the assumptions made by Baum & Company in arriving at its opinion, see "SPECIAL FACTORS -- Opinion of Financial Advisor".

FAIRNESS OF THE TRANSACTION

     In concluding that a total consideration of $1,700,000 was a fair price for the Common and Preferred Stock of the Company not owned by Ameribank, the Special Committee and Ameribank considered a number of factors which are set out in detail under "SPECIAL FACTORS -- Fairness of the Transaction."

     The structure of the acquisition as a Merger was proposed by Ameribank and conditioned upon Ameribank obtaining 100% ownership of the Company, thus eliminating the separate existence of the Company. The Special Committee negotiated the Total Consideration and the terms of the Merger Agreement with Ameribank. At the Effective Time, the Company will merge into Ameribank and Ameribank will be the surviving corporation. See "SPECIAL FACTORS--Structure and Purpose of the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

     In considering the recommendation of the Special Committee and the approval of the Board with respect to the Merger, Shareholders should be aware that three members of the Board have interests summarized below which present them with conflicts of interest in connection with the Merger Agreement. The Special Committee was aware of these conflicts and considered them among the other matters described under "SPECIAL FACTORS -- Background of the Merger" "Appointment of and Deliberations by the Special Committee" -- "Proceedings of the Board and

Recommendation of the Special Committee -- Fairness of the Transaction." See "SPECIAL FACTORS -- Interests of Certain Persons in the Merger; Conflicts of Interest."

     OWNERSHIP OF THE COMPANY AND UNITED AFTER THE MERGER. Ameribank and Messrs. Cook, D. Wesley Schubert ("Mr. Schubert") and J. Michael Adcock ("Mr. Adcock") entered into a Stock Purchase Agreement, dated November 3, 1995, which provides that, subject to certain conditions, Ameribank will sell to each of them 16.33% of the total number of shares of Common Stock and Preferred Stock which Ameribank owns. Mr. Adcock transferred his rights pursuant to this Stock Purchase Agreement to Mrs. Adcock. Messrs. Cook and Schubert and Mrs. Adcock have entered into an Addendum to the Stock Purchase Agreement which will permit each of them, if the Merger is consummated, to acquire 16.33% of the outstanding shares of common stock in United. If the Merger is consummated, the Company will be merged into Ameribank and Ameribank will be the surviving entity. See "CERTAIN INFORMATION REGARDING AMERIBANK" and "SPECIAL FACTORS -- Background of the Merger."

     DIRECTORS OF THE COMPANY AFTER THE MERGER. The Merger Agreement provides that, after the Merger, the current directors of Ameribank will continue as the directors of the surviving corporation, until their successors are duly elected or appointed in accordance with applicable law.

     EMPLOYMENT OF COMPANY'S EMPLOYEES. Ameribank has indicated that, subsequent to the Merger, the current officers and employees of the Company will remain in such capacities with the surviving corporation.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS. Under the Company's Certificate of Incorporation, the Bylaws, the Merger Agreement, certain indemnification arrangements, and under currently effective officers' and directors' liability insurance, the Company's officers and directors may have certain rights to indemnification with respect to any litigation relating to the Merger. See "SPECIAL FACTORS -- Interests of Certain Persons in the Merger; Conflicts of Interest," and "THE MERGER -- Certain Covenants of the Company and Ameribank."

FINANCING OF THE MERGER

     Ameribank will be required to pay the Total Consideration of $1,700,000 under the Merger Agreement plus the expenses in connection with the Merger. Ameribank has represented to the Company that it has sufficient cash to enable it to consummate the Merger which Ameribank will receive through an existing line of credit and a possible dividend to Ameribank from American National Bank & Trust Company, Shawnee, Oklahoma ("ANB") a subsidiary of Ameribank. The line of credit to Ameribank is evidenced by a revolving promissory note with Boatmen's First National Bank of Oklahoma in the maximum principal amount of $2,700,000. As of December 31, 1996, the principal balance outstanding was $100,000. See "SPECIAL FACTORS -- Financing of the Merger."

EXPENSES OF THE MERGER

     Whether or not the Merger is consummated, Ameribank has agreed to pay all reasonable expenses and disbursements incurred in connection with the transactions contemplated by the Merger Agreement. See "SPECIAL FACTORS -- Expenses of the Merger."

CONDITIONS TO THE MERGER

     The obligations of the parties to consummate the Merger are subject to the approval of the Merger Agreement by the Shareholders of the Company, and compliance with other covenants and conditions. See "THE MERGER -- Conditions to the Merger, Waiver" and "-- Certain Covenants of the Company and Ameribank."

EXCHANGE OF CERTIFICATES

     As soon as practicable following the Effective Time, a letter of transmittal and instructions for use in surrendering certificates of Common Stock and Preferred Stock will be mailed to all Shareholders except Ameribank. Shareholders must return the completed letters of transmittal and their certificates in accordance with the instructions in order to exchange their certificates for the Common Consideration or Preferred Consideration to be received by such shareholder.

     At or promptly after the Effective Time, cash in an amount sufficient to pay all Shareholders the amounts to which they will become entitled as a result of the Merger will be deposited with Liberty Bank and Trust Company of Oklahoma City, N.A. (the "Exchange Agent"). As soon as practicable after the Effective Time, the Exchange Agent will commence distributing cash to each shareholder (other than Ameribank) upon the surrender by such shareholder of certificates for Common Stock or Preferred Stock accompanied by a duly executed letter of transmittal. After the Merger, each outstanding certificate which prior thereto represented issued and outstanding shares of Common Stock or Preferred Stock shall be deemed for all purposes to represent only the right of the holder to receive $0.776901 in cash, without interest, per share of Common Stock, or $58.35 in cash, without interest, per share of Preferred Stock (other than shares held by Ameribank).

HOLDERS OF COMMON STOCK AND PREFERRED STOCK SHOULD NOT FORWARD THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. TRANSMITTAL MATERIALS AND INSTRUCTIONS RELATING TO STOCK CERTIFICATES WILL BE MAILED TO SHAREHOLDERS AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME. SEE "THE MERGER."

FEDERAL INCOME TAX CONSEQUENCES

     Generally, if the Merger is consummated, each shareholder of record at the Effective Time (other than Ameribank) will be entitled to receive cash for their Stock and will recognize taxable gain or loss for federal income tax purposes equal to the difference, if any, between the amount of such cash received and the tax basis of the Stock exchanged. Each shareholder should consult such shareholder's tax adviser as to the particular consequences of the Merger to such shareholder, including the application of state, local and foreign tax laws. See "SPECIAL FACTORS -- Certain Federal Income Tax Consequences of the Merger."

CERTAIN LITIGATION CONCERNING THE PROPOSED MERGER

     The Company is not subject to any material legal proceedings and no litigation has been filed concerning the Merger.

BUSINESS OF THE COMPANY

     The Company is a one bank holding company registered under the Bank Holding Company Act. See "BUSINESS OF THE COMPANY." The Company is incorporated in Oklahoma and its principal executive offices are located at 4600 S.E. 29th Street, Del City, Oklahoma 73115; telephone number (405) 677-8711.

SELECTED CONSOLIDATED FINANCIAL DATA

The table in "BUSINESS OF THE COMPANY -- Selected Consolidated Financial Data" sets forth selected historical financial information for the Company for each of the five years in the period ended December 31, 1996. The information should be read in conjunction with "BUSINESS OF THE COMPANY -- Management's Discussion and Analysis of Results of Operations and Financial Condition." The Company's audited financial statements for the fiscal years ended December 31, 1996, December 31, 1995, December 31, 1994 and December 31, 1993 are incorporated herein by reference to the Company's Annual Report on Form 10-K for the years ended December 31, 1996, December 31, 1995, December 31, 1994 and December 31, 1993. As the Company's existence will be eliminated in the Merger, pro forma data disclosing the effect of the Merger on its balance sheet, statement of income, earnings per share amounts, ratio of earnings to fixed charges and book value per share is not provided.

DIVIDENDS

     The Company has 145,199 shares of Preferred Stock outstanding which have an aggregate par value of $4,355,970. No dividends have been paid on the Preferred Stock since October 1, 1985. Cumulative unpaid dividends at September 30, 1996, amount to $4,312,450 or approximately $29.70 per share. All accumulated dividends on Preferred Stock will remain undeclared and unpaid prior to and during the Merger. Until the dividends payable on the Preferred Stock are brought current, no dividends may be paid on the Common Stock. No dividends have been paid on the Common Stock in the last 44 quarters or 11 years.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     In November 1994, Mr. Cook and Michael Adcock ("Mr. Adcock)", directors of Ameribank, met with Willis J. Wheat, a director and the President of the Company, to discuss the possible sale to Ameribank of approximately 28% of the Common Stock and approximately 64% of the Preferred Stock. Over the next six months, representatives of Ameribank and the Company had substantial contacts to negotiate for the purchase by Ameribank of stock from various officers and directors of the Company and reached an agreement in April, 1995, for Ameribank to acquire 702,266 shares of Common Stock, or 27.7% of the outstanding shares of Common Stock, and 92,790 shares of the Preferred Stock, or 63.9% of the outstanding shares of Preferred Stock, from seven shareholders of the Company. During the course of these negotiations, a subsequent merger transaction was discussed in general, but no specific proposals were presented.

     In April 1995, Ameribank filed an application with the Federal Reserve Board seeking approval to acquire more than 5% of the outstanding shares in the Company. On April 27, 1995, the Federal Reserve Board approved the transaction for consummation on or after fifteen calendar days following that date.

     On May 16, 1995, the acquisition was completed. At the date of closing of this acquisition of Common Stock and Preferred Stock, the Board consisted of 3 directors: Mrs. Gladys Tucker, Willis J. Wheat and J. N. Ainsworth. At the closing on May 16, 1995, Mrs. Tucker resigned as a director and Ameribank's designee, Mr. Cook, was elected as a director of the Company to fill such vacancy by the remaining members of the Board. Pursuant to an agreement with Ameribank, Messrs. Wheat and Ainsworth resigned as directors and officers of the Company effective June 15, 1995. Mr. Schubert and Mr. Adcock, designees of Ameribank, were elected as directors of the Company to fill such vacancies by the remaining director of the Company. After the election of Messrs. Schubert and Adcock to the Board, Ameribank effectively controlled the Company. Messrs. Cook, Schubert and Adcock are officers and directors of both the Company and Ameribank and have been involved in every decision by Ameribank to acquire additional shares.

     In July, 1995, Ameribank decided to seek to acquire additional shares of Preferred Stock and on July 20, 1995, sent a letter to all holders of Preferred Stock offering to purchase all outstanding shares of Preferred Stock for $18.00 per share. As a result of that offer, Ameribank acquired an additional 8,256 shares of the Preferred Stock. During the balance of 1995, Ameribank purchased 4,995 additional shares of the Preferred Stock.

     On September 29th and October 2nd of 1995, Ameribank entered into two separate Stock Purchase Agreements for 84,000 and 66,000 shares of Common Stock, respectively for $0.50 per share.

     On November 3, 1995, Ameribank commenced a tender offer to purchase up to 1,478,036 shares of Common Stock for a price of $0.50 per share. The number of shares sought in the tender offer was subsequently decreased and, when the offer terminated on December 29, 1995, Ameribank had acquired 588,146 additional shares of Common Stock. Ameribank has purchased additional shares of Common Stock and Preferred Stock in private transactions and presently owns a total of 1,559,598 shares of Common Stock and 129,016 shares of Preferred Stock representing approximately 62% of the outstanding shares of Common Stock and 89% of the outstanding shares of Preferred Stock, respectively. See "BENEFICIAL OWNERSHIP OF SHARES -- Certain Transactions in Common Stock and Preferred Stock."

     Ameribank and Messrs. Cook, Schubert and Adcock entered into a Stock Purchase Agreement, dated November 3, 1995, which provided that Ameribank will sell to each of Messrs. Cook, Schubert and Adcock 16.33% of the total number of shares of Common Stock and Preferred Stock which Ameribank owns or acquires in future purchases; whereby the aggregate stock ownership in Ameribank by Messrs. Cook, Schubert and Adcock after the Merger will be 49% (16.33% each). The purpose of the Stock Purchase Agreement is to provide an opportunity for additional compensation to Messrs. Cook, Schubert and Adcock for their services in enhancing the potential value of Ameribank's investment in the Company. The terms provided that the purchase price for such Stock would be the price at which Ameribank acquired the shares plus interest, accrued from the date of Ameribank's acquisition of such Stock to the closing of the purchase contemplated by the agreement, at a rate equal to the base rate of interest of Chase Manhattan Bank, N.A. from time to time. The consummation of the transactions is subject to (1) approval from the Federal Reserve System; (2) the entering into by the parties of a Shareholders' Agreement restricting the future transfer of the Stock by Messrs. Adcock, Schubert and Cook; and (3) the entering into by the parties of a Voting Trust Agreement appointing Ameribank as Trustee to vote the shares of Common Stock. On November 27, 1996, Mr. Adcock entered into an agreement with his wife, Dona B. Adcock, transferring to her his rights to purchase shares of the Company under the Stock Purchase Agreement. Mrs. Adcock is the daughter of Mr. Bodard, the sole shareholder of Ameribank. Messrs. Cook and Schubert and Mrs. Adcock have entered into an Addendum to the Stock Purchase Agreement with Ameribank dated January 27, 1997, whereby Ameribank agrees that if the Merger is consummated, Ameribank will sell to each of Messrs. Cook and Schubert and Mrs. Adcock 16.33% of the total number of shares of outstanding common stock of United at a price per share equal to the total consideration, plus costs and interest paid by Ameribank for the Stock, divided by the total number of outstanding shares of common stock of United, and on the same terms and subject to the same conditions as previously agreed.

     In March, 1996, Mr. Cook invited David A. Nichols ("Mr. Nichols"), to join the Board as an independent director. Mr. Cook has known Mr. Nichols since 1984 and had the opportunity to work with Mr. Nichols on loan transactions and participation agreements during the course of their acquaintance.

     At the annual meeting of shareholders held on April 25, 1996, Mr. Nichols was elected as a director of the Company and Mr. Adcock was re-elected as a director of the Company to serve in addition to Mr. Cook and Mr. Schubert.

     Mr. Rappaport has been a member of the Board of Directors of United since January 30, 1989. In May, 1996, Messrs. Cook and Adcock asked Mr. Rappaport if he would serve as a director of the Company. On May 25, 1996, Mr. Rappaport was elected to the Board by the unanimous vote of the directors.

APPOINTMENT OF AND DELIBERATIONS BY THE SPECIAL COMMITTEE

     As previously stated, Ameribank owns approximately 62% of the Common Stock and approximately 89% of the Preferred Stock. By virtue of its stock ownership of the Company, Ameribank controls the Company. In addition, three members of the Board are officers, directors and management employees of Ameribank. Two members of the Board, Mr. Rappaport and Mr. Nichols, are not affiliates of Ameribank, do not have a financial interest in Ameribank and have not served as an officer, director, or employee of Ameribank.

     During June, 1996, Ameribank presented a written offer to the Company to merge the Company into Ameribank, and as consideration therefor, Ameribank offered to pay $1,300,000 in cash for all the shares of Common Stock and Preferred Stock of the Company not owned by Ameribank, subject to the execution of a binding merger agreement by the Company and Ameribank, receipt of approval, if required, from applicable regulatory agencies and approval of the merger by the Shareholders. Ameribank provided that its offer would expire on August 1, 1996.

     Since three members of the Board were affiliated with Ameribank and had a financial interest in the proposal, the Board established a Special Committee of the Board, consisting of Mr. Rappaport and Mr. Nichols, who have no financial interest in Ameribank and have not been officers, directors, or employees of Ameribank. The Special Committee was authorized to evaluate any offer by Ameribank, to negotiate for the Company concerning the terms and conditions of any proposal as to a merger with Ameribank and to make a recommendation to the Board regarding such merger. The Board further authorized the Special Committee to engage a financial advisor to provide the Special Committee with financial and other business advice, legal counsel to advise the Special Committee concerning relevant legal issues in discharging its duties and responsibilities and such other advisers as the Special Committee deems necessary to carry out its duties. The Shareholders were informed of the Ameribank proposal and appointment of a Special Committee by letter dated June 17, 1996, from Mr. Cook, the Chairman of the Board.

     On June 19, 1996, the Special Committee met and interviewed two (2) law firms in connection with the possible representation of the Special Committee. One of the law firms interviewed was Conner & Winters. During the interview, Irwin H. Steinhorn, a member and director of Conner & Winters advised the Special Committee that the firm has represented numerous publicly held companies and has represented publicly held companies in connection with mergers and other similar transactions. Mr. Steinhorn further advised the Special Committee that (i) approximately two (2) years ago and while he was a member of another law firm, he received a call from Mr. Adcock, counsel for, and a director of, Ameribank regarding certain filings with the Commission by Ameribank in connection with Ameribank's initial purchase of shares of Common Stock and Preferred Stock and that (ii) other attorneys in Mr. Steinhorn's previous law firm may, at or about the same time, have also advised Ameribank in connection with the purchase of such Stock. Mr. Steinhorn further informed the Special Committee that, other than this previous representation neither he nor Conner & Winters have performed any legal services for Ameribank or the Company, and that he did not believe that Conner & Winters, if selected to represent the Special Committee, would have a conflict in connection with such representation. Representatives of Ameribank advised the Special Committee that certain attorneys in Mr. Steinhorn's previous law firm (other than Mr. Steinhorn) had represented Ameribank in its initial purchase of Common Stock and Preferred Stock and that such representation had ceased prior to the end of May, 1995.

     After interviewing the two (2) law firms, the Special Committee determined that Conner & Winters did not have a conflict in representing the Special Committee and Conner & Winters had expertise in representing publicly held companies involved in mergers and similar transactions. As a result, the Special Committee retained Conner & Winters as the Special Committee Counsel.

     On July 15, 1996, the Special Committee met and interviewed two investment banking firms for the purpose of retaining one to act as the financial advisor to the Special Committee in connection with Ameribank's offer and to advise the Special Committee as to a fair price to the non-Ameribank Shareholders from a financial point of view.

     On July 23, 1996, the Special Committee met for the purposes of selecting an investment banking firm. At such meeting, the Special Committee unanimously retained Baum & Company, who had advised the Special Committee that it has had no prior involvement with Ameribank or the Company, as its financial advisor based on Baum & Company's experience with providing financial and business advice to publicly held bank holding companies and the type of transaction being proposed by Ameribank. It was agreed that the Company would pay Baum & Company for its services to the Special Committee a fee of Twenty-Five Thousand Dollars ($25,000), plus 0.1% of the total cash merger price payable to non-Ameribank Shareholders if a merger with Ameribank is consummated, all reasonable travel and out-of-pocket expenses incurred by Baum & Company in connection with, or arising out of, its services to the Special Committee and up to Two Thousand Five Hundred Dollars ($2,500) for Baum & Company's outside legal expenses, if any, in connection with questions from the Commission or comments regarding Baum & Company's fairness opinion and analysis. It was further agreed that the Company would indemnify Baum & Company for any losses or claims made against Baum & Company as a result of, among other things, its services performed on behalf of the Special Committee, except if it is judicially determined by a court of competent jurisdiction in a final judgment that such claim or loss resulted from Baum & Company's bad faith, reckless disregard, gross negligence or willful misconduct. Baum & Company was not provided any specific instructions from the Special Committee in performing its review, nor did the Special Committee impose any limitations on the scope of Baum & Company's investigation. On August 5, 1996, the Special Committee sent a letter to the Shareholders notifying them of the engagement of a financial advisor and legal counsel.

     At the meeting of the Special Committee held on July 23, 1996, based on the recommendation of Special Committee Counsel, the Special Committee determined that it needed a current MAI appraisal on the Bank Tower. The Special Committee authorized Mr. Rappaport, Chairman of the Special Committee, to interview and recommend to the Special Committee a qualified appraiser.

     The company recommended by Mr. Rappaport and selected by the Special Committee was R.W. Finley Co, Inc. ("Finley"). Finley is a real estate consultant and appraisal company which utilizes appraisers who are MAI designated by the Appraisal Institute and who are certified by the State of Oklahoma. The selection of Finley to perform the Bank Tower appraisal was made by the Special Committee because of Finley's experience, including a previous appraisal of the Bank Tower in 1989 at the direction of United and reputation. The Special Committee believed that Finley's familiarity with the Bank Tower would expedite obtaining an appraisal. After the 1989 appraisal and until the engagement for the August 31, 1996 appraisal, Finley performed no other work for UOB. No material relationship currently exists or existed during the past two years, or is mutually understood to be contemplated between Finley, its affiliates and UOB or its affiliates.The Special Committee adjourned its July 23, 1996, meeting to meet with representatives of Ameribank. Also in attendance at the meeting was legal counsel for the Special Committee. Upon the request of the Special Committee, Ameribank agreed to extend the expiration date of its offer from August 1, 1996 to November 1, 1996. Members of the Special Committee requested Ameribank to advise the Special Committee as to the basis used by Ameribank in arriving at its offer of $1,300,000 for all shares of Common and Preferred Stock of the Company not owned by Ameribank. Representatives of Ameribank advised the Special Committee that the value of the outstanding shares of the Company held by non-Ameribank Shareholders was based, in part, on an appraisal of United prepared by GRA, Petty & Co., in 1996. The 1996 appraisal by GRA, Petty & Co., updated an appraisal previously prepared by GRA, Petty & Co. in 1995, prior to the July 1995 offer by Ameribank to purchase additional shares of Preferred Stock. GRA, Petty & Co. is a real estate consultant and appraisal company which utilizes appraisers who are MAI designated by the Appraisal Institute and who are certified by the state of Oklahoma. The selection of GRA, Petty & Co. to perform the appraisal of United was made by Ameribank because of GRA, Petty & Co. experience and reputation, and that GRA, Petty & Co. had performed an appraisal of United in 1995 at the direction of Ameribank. Ameribank believed that GRA, Petty & Co.'s familiarity with United would be beneficial in obtaining an appraisal. From the time of the 1995 appraisal to the time of the engagement for the 1996 appraisal, GRA, Petty & Co. performed no other work for Ameribank and furthermore, there is no material relationship which currently exists or which existed during the past two years or which is mutually understood to be contemplated between GRA, Petty & Co., its affiliates and Ameribank or its affiliates. The Special Committee requested a copy of the 1996 report by GRA, Petty & Co. and an analysis as to how Ameribank arrived at the $1,300,000 offer.

     On August 16, 1996, the Special Committee met with representatives of the Special Committee Counsel, Baum & Company, and the Company. The Company's representative was instructed to assist Baum & Company in its review of the Company's and United's records and to provide to Baum & Company copies of all documents as requested by Baum & Company. The representative of the Company also discussed with the Special Committee, and representatives of Baum & Company and the Special Committee Counsel, the pending safety and soundness examination by the bank examiners and the availability of reports on prior examinations for review by Baum & Company. During the meeting, the representative of Baum & Company requested copies of numerous documents from the Company including, but not limited to, copies of Schedule 13D filings with the Commission by Ameribank involving Ameribank's purchases of Common and Preferred Stock of the Company.

     At such meeting, the Special Committee and Baum & Company were advised by the Special Committee Counsel that the OGCA was originally based on the Delaware General Corporation Law ("Delaware Law"), and, as a result, should be interpreted in accordance with the Delaware decisions. Under the Delaware Law, the Delaware decisions have concluded that "fair value" is to be used to determine the value of minority stock, and that to determine "fair value" a company must be viewed as a going concern and includes the use of all generally accepted techniques of valuation used in the financial community and should take into account all relevant factors, except speculative elements of value, that may arise from the accomplishment or expectation of the merger. Special Committee Counsel discussed with the Special Committee and Baum & Company the various factors the Delaware decisions have considered in determining fair value of minority stock. Special Committee Counsel further advised the Special Committee and Baum & Company that present court decisions in both Delaware and Oklahoma have held that the application of a discount to minority shares is contrary to the requirement that the company be viewed as a going concern and application of a minority discount is not appropriate.

     At the August 16, 1996, meeting, the Special Committee requested that Special Committee Counsel request from Ameribank a copy of the appraisal by GRA, Petty & Co. and an analysis as to the basis used by Ameribank to arrive at the $1,300,000 offer for the outstanding non-Ameribank shares of the Company. The Special Committee further discussed with its financial advisor and Special Committee Counsel that since Ameribank presently owns more than a majority of all outstanding classes of Stock of the Company and controls the Company, it would be difficult, if not impossible, to find another potential buyer for the minority shares of the Company, and that if the price to be paid by Ameribank for the minority shares of the Company is fair and consistent with legal requirements, Ameribank would be the appropriate party to buy the outstanding minority shares of the Company. The Special Committee requested Special Committee Counsel to request from Ameribank as to whether Ameribank has received any offers to acquire the Company, and if so, the terms of such offer. The Special Committee reviewed the records of the Company available to the Special Committee and Baum & Company as to any recent transactions involving the Company's Common Stock and copies of Schedule 13D filings as to the purchase price paid for the Company Common Stock and Preferred Stock in recent transactions. It was noted that there were very few trades in the Company Common Stock over the last twelve months. Based on Schedule 13D filings with the Commission during the past twelve months, Baum & Company noted that during such period the maximum price paid for shares of Common Stock of the Company was $0.60 per share.

     The Special Committee noted that there is no market for the Company's outstanding Preferred Stock, and, based on Schedule 13D filings with the Commission provided to the Special Committee and George K. Baum, the only transactions in Preferred Stock since July, 1995, were by Ameribank at $18.00 per share.

     By letter dated September 5, 1996, counsel for Ameribank advised that Ameribank used the following methodology to arrive at the $1,300,000 offer:
(i) total market value of the Company was arrived at by three methods, all of which counsel for Ameribank advised resulted in similar values: (a) using the GRA, Petty & Co. appraisal of the Company of approximately $10,382,000; (b) determining market value by multiplying the five year average earnings of the Company (assuming that the Company earnings for 1996 reaches $725,000) of $756,000 by 13.5 (which counsel for Ameribank advised was based on Sword & Associates Banking Company Report as being the multiple that banks with the Company's characteristics were selling for in 1995), resulting in a market value for the Company of approximately $10,260,000; and (c) book value method determined by stockholders' equity of the Company at March 31, 1996 of $7,987,000, less net book value of land and buildings of $3,500,053, resulting in a total of $4,477,947 times 1.5 (multiple for cash sale) plus value of land and buildings of $3,500, 053, totaling $10,216,973; (ii) the outstanding Preferred Stock of the Company has a liquidation value of $58.35 per share at March 31, 1996, for a total liquidation value of $8,472,472. After applying a 25% discount, the outstanding Preferred Stock not owned by Ameribank would be $43.75 per share, totaling $700,265 for all outstanding shares of Preferred Stock of the Company not owned by Ameribank; and (iii) the value of the Common Stock of the Company was determined by subtracting from the market value of the Company based on the appraisal performed by GRA, Petty & Co. ($10,382,000) the liquidation value of the outstanding Preferred Stock of the Company ($8,472,420) for a market value of the Common Stock of $1,909,580, or $0.754 per share, and 75% of the market value being $0.566 per share for a total of $550,254 for outstanding shares of the Common Stock not owned by Ameribank. Counsel for Ameribank advised that although the total was $1,250,519, Ameribank rounded such number to $1,300,000. In said letter, counsel for Ameribank further advised that Ameribank had not received any offers to purchase the Company and would provide the Special Committee with a copy of the appraisal performed by GRA, Petty & Co. at such time as the Special Committee informed Ameribank that it had developed a reasonable basis for valuation of the minority stock of the Company.

     On October 21, 1996, the Special Committee held a meeting to discuss the valuation by Baum & Company of the minority Common and Preferred Stock of the Company and the appraisal of the Bank Tower by Finley, which had been previously delivered to members of the Special Committee, Baum & Company and the Special Committee Counsel. The R.W. Finley Co. appraisal estimated the value of the Bank Tower to be $2,950,000 as of August 31, 1996, excluding trade fixtures. Finley prepared a complete MAI appraisal in accordance with the Uniform Standards of Professional Practice ("USAP") in a summary report determining the fair market value of the Bank Tower. The income approach and the sales comparison approach were used by Finley to arrive at its appraised value figure of $2,950,000 for the Bank Tower, excluding trade fixtures, and taking into account the quality and quantity of data available for each approach.

     A representative of Baum & Company then reviewed with the Special Committee its proposed fairness analysis of the Company. The Special Committee was advised that a price of $58.35 per share for the outstanding Preferred Stock of the Company and $0.754 per share for the outstanding Common Stock of the Company not owned by Ameribank, being the valuation placed on the Company's Preferred and Common Stock by Ameribank, without a minority discount, is fair from a financial point of view, and, as a result, a total value of $1,679,131 for all of the Company's outstanding Common and Preferred Stock held by non-Ameribank Shareholders was fair from a financial point of view.


     Baum & Company used the following two methods to value the Common Stock:
(i) (a) liquidation based on book value and (b) liquidation based on the entity market value, and (ii) discounted cash flow at various discount rates. The liquidation method employed the June 30, 1996 balance sheet. The first liquidation method subtracted the par value of the Preferred Stock and the cumulated unpaid preferred dividends from stockholders' equity resulting in the common stockholders having a negative value. The second liquidation method used the stockholders' equity minus the book value of the bank building. The stockholders' equity minus the book value was multiplied by 1.5 times to 1.75 times and the appraised value of the bank building was added back to the multiplied stockholders' equity. The Preferred Stock par value and cumulative unpaid dividends was subtracted from the multiplied stockholders' equity, which included the Bank Tower and the product was divided by the number of common shares outstanding. Using the liquidation value based on the entity market value, as well as the discounted cash flow method following certain assumptions, Baum & Company determined that a value of $0.754 per share of the outstanding Common Stock is fair from a financial point of view. Baum & Company did not consider the fairness from a financial point of view of a minority discount since the Special Committee Counsel had advised the Special Committee and Baum & Company that Delaware and Oklahoma courts have held that minority discounts were not applicable to the valuation of minority stock. See "SPECIAL FACTORS --Opinion of the Financial Advisor."

     Baum & Company delivered to the Special Committee its written fairness opinion, dated October 25, 1996. A copy of the Baum & Company's fairness opinion is attached hereto as ANNEX C and should be read in its entirety. See "SPECIAL FACTORS --Fairness of the Transaction."

     On October 28, 1996, the Special Committee met with representatives of Ameribank. Also present were legal counsel for Ameribank and the Special Committee. The Special Committee advised Ameribank that it could not accept an offer of $1,300,000 for the outstanding shares of Common and Preferred Stock of the Company held by non-Ameribank Shareholders, as in the opinion of the Special Committee such was not a fair price due to such offer containing a 25% minority discount. The Special Committee advised Ameribank that Special Committee Counsel had advised the Special Committee that, based on Delaware and Oklahoma court decisions, it could not use a minority discount to determine the value of the outstanding Common and Preferred Stock held by non-Ameribank Shareholders. The Special Committee then discussed with Ameribank the opinion of Baum & Company that a price of $0.754 per share for the outstanding Common Stock and $58.35 per share for the outstanding Preferred Stock, without a minority discount, for a total cash consideration of approximately $1,700,000 to non-Ameribank Shareholders was fair from a financial point of view. The Special Committee reviewed with the representatives of Ameribank the fairness letter issued by Baum & Company. After further negotiations, Ameribank agreed to pay a total consideration of $1,700,000 for the Common and Preferred Stock of the Company held by non-Ameribank Shareholders, as follows: $58.35 per share for the outstanding Preferred Stock and the balance for the outstanding Common Stock.

     The Special Committee then met separately. The Special Committee concluded that the revised offer by Ameribank totaling $1,700,000 for all outstanding shares of the Company equity securities held by non-Ameribank Shareholders, consisting of $58.35 per share for the Preferred Stock held by non-Ameribank Shareholders and the balance (being approximately $0.776902 per share) for the Common Stock held by non-Ameribank Shareholders was a fair price. The Special Committee considered that (i) Ameribank already owns more than a majority of the outstanding Common and Preferred Stock of the Company and controls the Company, and that it would be difficult, if not impossible, to find another party to buy the minority interest, (ii) there is no market for the Preferred Stock and the highest price paid for the Preferred Stock since July, 1995, based on information provided to the Special Committee and Baum & Company by the Company, was $18.00 per share paid by Ameribank and (iii) that there is little or no market for the Common Stock of the Company and during the last twelve months, based on Schedule 13D filings with the Commission, copies of which were provided to the Special Committee and Baum & Company by the Company, the maximum price paid for shares of Common Stock was $0.60 per share. In determining that such was a fair price, the Special Committee considered and gave the greatest weight to the fairness opinion of Baum & Company that any aggregate consideration of $1,700,000, based on $58.35 per share for the outstanding Preferred Stock held by non-Ameribank Shareholders and $0.754 per share for the outstanding Common Stock held by non-Ameribank Shareholders, was fair from a financial point of view. The Special Committee then unanimously approved the merger of the Company into Ameribank for a total consideration of $1,700,000 for all of the outstanding Preferred and Common Stock held by non-Ameribank Stockholders, with the unanimous recommendation that such merger by approved by the Board.

     After the meeting of the Special Committee on October 28, 1996, the Board met, together with Special Committee Counsel and counsel for Ameribank. At such meeting the Special Committee reported that it had unanimously approved, and recommended approval by the Board of Ameribank's offer to merge the Company into Ameribank for a total cash payment of $1,700,000 to be paid for all Common and Preferred Stock held by non-Ameribank Shareholders, with $58.35 per share to be paid to each non-Ameribank Preferred Shareholder (totaling $944,278) and the balance ($755,722) to be paid for all shares of the Common Stock held by non-Ameribank Shareholders at $0.776901 per share. The Board, based on the recommendations of the Special Committee and the written fairness opinion of Baum & Company, approved the merger of the Company into Ameribank for a total consideration of $1,700,000 for all of the outstanding Preferred and Common Stock of the Company held by non-Ameribank Shareholders, with $58.35 per share to be paid for the outstanding Preferred Stock and the balance to be paid for the outstanding Common Stock. The members of the Board affiliated with Ameribank abstained from voting.

     Mr. Cook wrote to the Shareholders on November 4, 1996, notifying them of the revised proposal and stating that completion of the proposed merger transaction was subject to preparation of a mutually satisfactory merger agreement with Ameribank, certain filings and approvals with regulatory agencies and approval by vote of holders of a majority of the shares of Common Stock and Preferred Stock, each voting as a class at a Special Shareholder's meeting.

     During the month of November, 1996, counsel for Ameribank and the Special Committee Counsel negotiated the final terms of the Merger Agreement between Ameribank and the Company. This negotiation dealt with drafting miscellaneous provisions and overall language of the Merger Agreement in a format that was acceptable to both Ameribank and the Company. On December 3, 1996, the Special Committee met and reviewed the final Merger Agreement. for the Special Committee Counsel advised the Special Committee that most of the changes to the Merger Agreement requested by the Special Committee Counsel were accepted by Ameribank. The Special Committee then reviewed, in detail, the Merger Agreement and noted that pursuant to such agreement Ameribank would pay to the Shareholders of the Company (other than Ameribank) an aggregate sum of $1,700,000 with $58.35 per share being paid to non-Ameribank holders of the outstanding the Preferred Stock and $0.776901 per share (rounded to the nearest $0.01) to be paid to non-Ameribank holders of the outstanding Common Stock. After reviewing the Merger Agreement, the Special Committee approved the Merger Agreement and recommended approval of the Merger Agreement by the Board.

     Following the meeting of the Special Committee, the Board met to consider the Special Committee's recommendation and after discussion, voted to approve the Merger Agreement as recommended by the Special Committee and to authorize the execution of the Merger Agreement on behalf of the Company. The members of the Board affiliated with Ameribank abstained from voting.

     Mr. Cook again wrote to the Shareholders on December 5, 1996, advising the Shareholders of the execution of the Merger Agreement and stating that completion of the Merger is subject to preparation of all necessary filings and approvals with regulatory agencies and the approval by vote of holders of a majority of the shares of the Common Stock and Preferred Stock, each voting as a class at a Special Shareholder's meeting.

     On December 12, 1996, the Company filed a Current Report on Form 8-K with the Commission reporting the Merger Agreement between Ameribank and the Company.

     During the first part of January, 1997, counsel for Ameribank provided the Special Committee Counsel with copies of the Form 4s, as previously filed by Ameribank with the Commission, showing that from January 1, 1996, through June 30, 1996, Ameribank had purchased shares of Preferred and Common Stock at prices ranging from $18.00 to $49.50 per share for Preferred Stock and not more than $0.50 per share for Common Stock. The Special Committee Counsel forwarded copies of these Forms 4 to the members of the Special Committee and Baum & Company.

     As a result of this additional information, the Special Committee held a telephonic meeting on January 14, 1997, with a representative of Baum & Company. The Special Committee Counsel also participated in such meeting. During the meeting, members of the Special Committee reviewed the factors considered by the Special Committee in approving and recommending to the Board the Merger of the Company into Ameribank and determining that the $1,700,000 offer by Ameribank to the non-Ameribank Shareholders of the Company in connection with such Merger, with $58.35 for each share of Preferred Stock and $0.776901 (rounded to the nearest $.01) for each share of Common Stock was fair. One of the considerations was the belief by the Special Committee and Baum & Company that the highest price Ameribank paid for the Preferred Stock since July, 1995 was $18.00 per share. Based on the information that Ameribank had paid from $18.00 to $49.50 per share for Preferred Stock and no more than $0.50 per share for the Common Stock, as noted in the Form 4s, members of the Special Committee asked Baum & Company's representative if the fairness opinion of Baum & Company, dated October 25, 1996, would change and whether the $1,700,000 offer by Ameribank remained fair from a financial point of view. Baum & Company's representative advised the Special Committee that, since the highest amount paid for the Preferred Stock since January 1, 1996, was $49.50 per share, and that the current offer of $58.35 per share represented approximately a 16% premium over the highest price paid by

Ameribank for the Preferred Stock and that the $0.754 being offered by Ameribank for the Common Stock represented approximately a 51% premium over the $0.50 previously offered by Ameribank for the Common Stock, Baum & Company's fairness opinion would not change and the $1,700,000 purchase price to be paid by Ameribank to non-Ameribank Shareholders in connection with the Merger is still fair from a financial point of view.

     During the meeting, the members of the Special Committee asked the Special Committee Counsel to request from Ameribank or Ameribank's counsel a letter certifying that during the last twelve months Ameribank has not paid more than $49.50 per share for Preferred Stock nor more than $0.50 per share for Common Stock. As a result of the additional information, the Special Committee also requested Baum & Company to issue a supplemental fairness opinion reaffirming its fairness opinion, dated October 25, 1996.

     The Special Committee then reaffirmed its approval and recommendation to the Board of the Merger of the Company with Ameribank for $1,700,000 to be paid to non-Ameribank Shareholders, subject to (i) Ameribank or its counsel certifying that during the past twelve months the maximum prices paid by Ameribank for Preferred Stock has not exceeded $49.50 per share and Common Stock had not exceeded $.50 per share, and (ii) receipt of the supplemental fairness opinion from Baum & Company that the aggregate price of $1,700,000 to be paid to non-Ameribank Shareholders is fair from a financial point of view, as set forth in Baum & Company's letter of October 25, 1996.

     As a result of the request of the Special Committee Counsel, counsel for Ameribank wrote to the Special Committee Counsel advising, among other things, that (i) Ameribank has not paid more than $0.50 per share for shares of Common Stock, and (ii) Ameribank made an offer in July, 1995, to purchase shares of Preferred Stock for $18.00 per share, and that subsequently, Ameribank had acquired shares of Preferred Stock through private purchases at prices ranging from $18.00 to $49.50 per share. In addition, counsel for Ameribank advised in such letter that Ameribank entered into separate stock purchase agreements with several persons, in which Ameribank agreed that if Ameribank, among other transactions, entered into a merger agreement with the Company within one (1) year of the date of the stock purchase agreements and paid a higher price for the outstanding shares of Common and Preferred Stock than that provided in the stock purchase agreements, Ameribank would pay the sellers the difference.

     Pursuant to the request of the Special Committee Counsel, Ameribank provided to the Special Committee and Baum & Company copies of the above-referenced stock purchase agreements. Under such stock purchase agreements, which are dated May 31, 1996 and June 6, 1996, Ameribank agreed to purchase 5,799 shares of Common Stock of the Company for $0.50 per share from two sellers and 17,795 shares of Preferred Stock at $49.50 per share from two sellers, with the agreement that in the event Ameribank paid a higher price than the price paid to such sellers in a subsequent tender offer or merger transaction occurring within one (1) year from the date of the respective stock purchase agreement, Ameribank would pay the sellers the difference in cash.

     By letter dated January 23, 1997, a copy of which is attached as ANNEX D, Baum & Company issued its supplemental fairness opinion, which stated in part that (i) it issued its fairness opinion letter dated October 25, 1996, based on information that had been requested and supplied to it by the Company; (ii) such information supplied to it indicated, among other things, that the highest price Ameribank had paid for Preferred Stock of the Company was $18.00 per share; (iii) that on January 17, 1997, it had been informed that Ameribank had purchased Preferred Stock at prices ranging from $18.00 to $49.50, and (iv) that certain purchases by Ameribank were made under agreements providing that, for one (1) year from the date of the purchases, Ameribank would pay the sellers the same price, if higher, that Ameribank paid for the Common and Preferred Stock. The supplemental fairness opinion issued by Baum & Company states that, even with the additional information regarding the Preferred Stock purchased by Ameribank, Baum & Company finds the Total Consideration to be paid to holders of Common and Preferred Stock (other than Ameribank) in connection with the Merger and the Common Consideration and the Preferred Consideration to be fair from a financial point of view, as set forth in its letter dated October 25, 1996.

     On January 27, 1997, the Special Committee held a telephonic meeting in which the Special Committee Counsel participated. The Special Committee Counsel reviewed the letter from Ameribank's counsel, dated January 16, 1997, the stock purchase agreements discussed above, and the supplemental fairness opinion, dated January 23, 1997, issued by Baum & Company. Based on the supplemental fairness opinion issued by Baum & Company and the other considerations previously considered by the Special Committee and discussed above, the Special Committee reaffirmed its approval and recommendation to the Board of the Merger for an aggregate price of $1,700,000.

PROCEEDINGS OF THE BOARD AND RECOMMENDATION OF THE SPECIAL COMMITTEE

     THE COMPANY. At a meeting held on October 28, 1996, pursuant to the recommendations of the Special Committee, the Board determined that the terms of the Merger were fair to and in the best interests of the Shareholders (other than Ameribank) and approved the Merger Agreement. The Merger Agreement was subsequently executed and delivered on December 3, 1996. See "SPECIAL FACTORS -- Appointment and Deliberations by the Special Committee -- Fairness of the Transaction."

     THE COMPANY'S BOARD OF DIRECTORS. The Board is comprised of five directors, three of whom are affiliated with Ameribank. Mr. Cook is a director of the Company as well as its Chairman. He is also a director and the Secretary of Ameribank and has served as the President and Chief Executive Officer of ANB, since December 16, 1992. Mr. Adcock is a director and the Secretary of the Company. He is also a director of Ameribank and ANB. Mr. Adcock is the son-in law of Mr. Bodard, the sole shareholder of Ameribank. Mr. Schubert is a director and the President of the Company as well as a Vice President, director and the Treasurer of Ameribank. As officers and directors of Ameribank, Messrs. Cook, Schubert and Adcock have been involved in every decision by Ameribank to acquire additional shares of the Company. Mr. Nichols and Mr. Rappaport are also directors of the Company. Mr. Nichols was elected to the Board by the shareholders at the annual meeting held on April 25, 1996. Mr. Rappaport was elected to the Board by the remaining four directors on May 25,1996. Neither of them have any financial or personal interest in Ameribank and they are not officers, directors, employees or stockholders of Ameribank.

FAIRNESS OF THE TRANSACTION

     In concluding that a total consideration of $1,700,000 was a fair price for the outstanding Common and Preferred Stock of the Company not owned by Ameribank, consisting of $58.35 per share for such outstanding Preferred Stock (totaling $944,278) and $0.766901 (rounded to the nearest $0.01) per share for the such outstanding Common Stock, the Special Committee considered the following factors:

            1. Ameribank owns more than a majority of all outstanding classes of Stock of the Company and controls the Company, and, as a result, it would be difficult, if not impossible, to find another potential buyer for the minority value of the Company.

            2. There is a very limited market, if any, for the Common Stock.

            3.   There is no market for the Preferred Stock.

            4. Based on filings with the Commission, during the last twelve months the maximum price paid for shares of the Common Stock was $0.60 per share. Based on information supplied to the Special Committee by Ameribank, Ameribank bought 5,799 shares of Common Stock in June, 1996, for $0.50 per share, with the agreement that if a transaction is consummated for the Common Stock by Ameribank within twelve
                 (12) months at a price higher than $0.50 per share, Ameribank would pay such sellers the difference.

            5.   Based on information supplied to the Special
                 Committee by Ameribank, as previously filed with the Commission, since January 1, 1996, the prices paid by Ameribank for shares of Preferred Stock have ranged from $18.00 to $49.50 per share, with agreements between certain sellers and Ameribank in connection with shares of Preferred Stock providing that if within one (1) year from the date of such stock purchase agreements Ameribank pays more for the Preferred Stock in a tender offer or merger than that received by such sellers, Ameribank will pay to such sellers the difference.

            6. Ameribank has advised the Special Committee that it has not received any offers for the Company.

            7.   The determinations and opinion of Baum &
                 Company.

     Ameribank considers the Merger fair to the Shareholders other than Ameribank based on the determinations made by the Special Committee as set out above. However, Ameribank also considers the Merger fair to the Shareholders other than Ameribank as the Total Consideration to be paid to the Shareholders is $400,000 greater than the $1,300,000 offer made by Ameribank to the Board on June 14, 1996. Additionally, the Preferred Consideration to be paid by Ameribank is a premium of approximately 16% over the highest price previously paid by Ameribank for the Preferred Stock and the Common Consideration to be paid by Ameribank is a premium of approximately 50% over the highest price previously paid by Ameribank for the Common Stock. Furthermore, Ameribank's offer of $1,700,000 is greater than the sum of $1,697,131 which Baum & Company considered fair to Shareholders other than Ameribank.

OPINION OF FINANCIAL ADVISOR

     In concluding that Ameribank's offer to pay an aggregate of $1,700,000 to non-Ameribank Shareholders of the Company, with $58.35 per share for the outstanding Preferred Stock (totaling $994,278) and the balance ($755,722) payable for the outstanding shares of the Common Stock at $0.776901 per share (rounded to the nearest $0.01), is fair, the Special Committee and the Board gave considerable weight to the fairness opinion of Baum & Company that such consideration is fair from a financial point of view. In determining that such consideration was a fair price from a financial point of view, Baum & Company reviewed each equity security separately. To determine the value of the Preferred Stock, Baum & Company used two methods of valuation (1) liquidation and (2) discounted cash flow at various discount rates. The liquidation method results in the highest value of the two methods for the Preferred Stock. As of the June 30, 1996 balance sheet shown in the Form 10-Q filed with the SEC, Baum & Company determined the liquidation value of the Preferred Stock was $58.35. Baum & Company determined that $58.35 per share of Preferred Stock was fair from a financial point of view. This would aggregate approximately $946,000 for all Preferred Stock not presently owned by Ameribank. Baum & Company also noted that the Company had not paid dividends on its outstanding Preferred Stock since 1985.

     To find the value of the Common Stock, Baum & Company used two methods of valuation (1) (a) liquidation based on book value and (b) liquidation based on the entity market value and (2) discounted cash flow at various discount rates. Baum & Company used the following assumptions for the discounted cash flow Common Stock value:

      (1) The Common Stock did not have any dividend payments for 44 quarters or 11 years;

      (2)  The net interest spread used was based on 1995 and 1996 (10-K
           1995, page 32) and was 4.45% with provision for loan losses at 0.45% of the prior year's loan portfolio. This produced an average spread on average interest earning assets of approximately 4.64%;

      (3) Interest income grows at approximately 6.95% from the 1995 base;

      (4)  Income tax rate of 25.00% based on 1994 and 1995;

      (5) Net after-tax income grows at approximately 6.50% from the 1995 base;

      (6) In the year 2006, the earnings are projected to be $1,811,000 after tax. This gives the Company an equity value of $24,445,000 based on a multiple of 13.5 times.

            From this number Baum & Company subtracted the Preferred Stock redemption of $8,473,000 for a net of $15,972,000 for the Common Stock, which when discounted back over the period at the differing rates produced the following values:

DISCOUNT RATE     VALUE PER COMMON SHARE     TOTAL COST TO REDEEM
-------------     ----------------------     --------------------
   25.00%                   $0.542             $ 530,000

   22.50%                   $0.677               660,000

   20.00%                   $0.849               825,000

   17.50%                   $1.070             1,040,000

     Baum & Company's conclusion as to the Common Stock value existed in the above range. The liquidation value based on book value was negative while the liquidation value based on the entity market value places the value of the Common Stock in the range shown above.

     Baum & Company found support for the above pricing based on (1) The SNL Pink Quarterly "Pink Sheet" and OTC-BB traded Banks and Thrifts dated September 1996 produced by SNL Securities on a quarterly basis; and (2) OTC Time & Sales
Report: 1/1/94 - 9/20/96 on the Company Common Stock produced by NASDAQ Trading & Market Services. The NASDAQ information showed no sale in excess of 9/16 or 56.25c. per share and the last trade on 8/6/96 was at 1/4 or 25c. for 1,399 shares. The first trade listed as of 1/21/94 shows a price of $29.125 per share for 2,500 shares. Baum & Company called Nasdaq but were told no further information was available and there was no way to verify the listed price. Baum & Company assumed that the price was not correct.

     Using the liquidation value based on the entity market value as well as discounted cash flow, Baum & Company determined a value of $0.75 per share of Common Stock was fair from a financial point of view. This would aggregate to approximately $730,000 for all Common Stock not presently owned by Ameribank. Baum & Company determined that Ameribank placed a value of $58.35 for each share of Preferred Stock and $0.754 for each share of Common Stock, and that these per share values would put the following total costs on the non-Ameribank owned shares:

                 16,205 preferred shares @ $58.35  =    $  945,562

                   972,903 common shares @ $0.754  =       733,569

             Total value for non-Ameribank equity  =    $1,679,131

     Baum & Company determined that Ameribank's above overall value and each equity piece value to be fair from a financial point of view.

     Baum & Company did not consider the fairness from a financial point of view of a minority discount since the Special Committee Counsel had advised the Special Committee and Baum &

Company that Delaware and Oklahoma courts have held that minority discounts were not applicable to the valuation of minority stock. A copy of Baum & Company's fairness opinion dated October 25, 1996, is attached hereto as ANNEX C and the supplemental fairness opinion, issued by Baum & Company, dated January 23, 1997, is attached hereto as ANNEX D and both should be read in their entirety. See "SPECIAL FACTORS -- Appointment of and Deliberations by the Special Committee."

STRUCTURE AND PURPOSE OF THE MERGER

     The Merger is not structured to require the approval of a majority of the Shareholders excluding Ameribank. While this factor could be viewed as unfavorable to a determination of fairness, the Company believes, based upon the factors discussed above, that the terms of the Merger are fair to the Shareholders (other than Ameribank).

     The Merger has been structured as a merger of Ameribank and the Company in order to effectuate the acquisition of all the outstanding shares of Common Stock and Preferred Stock other than shares owned by Ameribank, thereby transferring the entire equity interest in the Company to Ameribank. The Company will merge into Ameribank and Ameribank will be the surviving corporation.

     In addition to providing the Company the additional flexibility in dealing with its assets that is inherent in a closely held corporation, Ameribank believes that the Company and its subsidiary, United, would benefit from the reduction in costs associated with the termination of the Company's obligations and reporting requirements under the securities laws. See "SPECIAL FACTORS -- Background of the Merger," "-- Proceedings of the Board and Recommendation of the Special Committee Fairness of the Transaction" and "Alternatives to the Merger."

     Ameribank also believes that the Merger is fair to the Shareholders other than Ameribank. The members of the Board of Directors of Ameribank did not attach relative weight to the factors considered in reaching its conclusions. See "SPECIAL FACTORS -- Proceedings of the Board and the Recommendation of the Special Committee -- Fairness of the Transaction."

ALTERNATIVES TO THE MERGER

     Prior to November 1994, the Board verbally contacted other possible bidders for the Common Stock. However, no interest in the acquisition of the Common Stock developed as a result of these contacts.

     The Board of Ameribank considered the following alternatives to the
Merger: (i) a further tender offer; (ii) private purchases; (iii) exchange of Preferred Stock for Common Stock and a repurchase of the Common Stock by the Company; (iv) exchange of shares of Common Stock for the Preferred Stock and accrued dividends; and (v) a reverse stock split.

     Ameribank rejected a further tender offer as the initial tender offer did not result in the tender of as great a percentage of shares of Common Stock as Ameribank had anticipated.

Ameribank continued to purchase shares of Stock in private transactions as set out in "BENEFICIAL OWNERSHIP OF SHARES -- Certain Transactions in Common Stock and Preferred Stock." After considering the other alternatives, Ameribank decided to proceed with the Merger as the best long term strategy for the Company which would consolidate the Company's business and operating structure with a view to improving operations and reducing expenses of the Company by eliminating the burden and cost for the Company to comply with the reporting requirements of the Exchange Act and to maintain audited financial statements. By eliminating the Company as a separate holding company, Ameribank would be able to reduce operating costs caused by the duplication of legal and accounting expenses, directors fees, administration costs and the costs of preparing separate reports to the Federal Reserve Board, including the cost and expense of separate banking examinations by the Federal Reserve Board. Representatives of Ameribank also determined that due to potential conflicts of interest of certain persons associated with Ameribank and the Company, an independent opinion on the fairness of any transaction from a financial point of view proposed by Ameribank would be required. Because of the lack of any public market for shares of the Company's Common Stock or Preferred Stock, Ameribank representatives also believed that a Merger based on financial terms approved by an independent financial advisor would be in the best interests of the Shareholders.

     No alternatives were considered whereby the Shareholders other than Ameribank would maintain an equity interest in the Company.

CERTAIN EFFECTS OF THE MERGER

     If the proposed Merger is consummated, the holders of the Common Stock and Preferred Stock other than Ameribank will no longer have an equity interest in the Company and its subsidiary. Instead, each holder of Common Stock will receive $0.776901 in cash, without interest, and each holder of Preferred Stock will receive $58.35 in cash, without interest, for each such share held (other than shares held by Ameribank).

     The Company will, as a result of the Merger, become a privately held company. Common Stock will cease trading entirely, the registration of Common Stock under the Exchange Act will terminate and the Company will cease filing reports with the Commission. Moreover, the Company will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act and its officers, directors and 10% shareholders will be relieved of the reporting requirements and restrictions on insider trading under Section 16 of the Exchange Act. Accordingly, less information will be required to be made publicly available than presently is the case.

     As a result, the Company will be merged into Ameribank and Ameribank will be the surviving entity. See "SPECIAL FACTORS -- Interests of Certain Persons in the Merger, Conflicts of Interest" and "Certain Information Regarding Ameribank."

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

     In considering the recommendation of the Board and the Special Committee with respect to the Merger, Shareholders should be aware that three members of the Board have certain interests in the Merger which are described below and which are in addition to, and may conflict with the interests of Shareholders generally, in connection with, the Merger Agreement.

     THE COMPANY'S BOARD OF DIRECTORS. The Board is comprised of five directors, three of whom are affiliated with Ameribank. Mr. Cook is a director of the Company as well as its Chairman. He is also a director and the Secretary of Ameribank and has served as the President and Chief Executive Officer of ANB a subsidiary of Ameribank since December 16, 1992. Mr. Adcock is a director and the Secretary of the Company. He is also a director of Ameribank and ANB. Mr. Adcock is the son-in law of Mr. Bodard, the sole shareholder of Ameribank. Mr. Schubert is a director and the President of the Company as well as a Vice President, director and the Treasurer of Ameribank. As officers and directors of Ameribank, Messrs. Cook, Schubert and Adcock have been involved in every decision by Ameribank to acquire additional shares of the Company. Mr. Nichols and Mr. Rappaport are directors of the Company. Neither of them have any financial or personal interest in Ameribank and they are not officers, directors, employees or stockholders of Ameribank.

     OWNERSHIP OF THE COMPANY AFTER THE MERGER. After consummation of the Merger, the entire equity interest in the Company will be owned by Ameribank. Ameribank and Messrs. Cook, Schubert and Adcock have entered into a Stock Purchase Agreement, dated November 3, 1995, which provides that Ameribank will sell to each of Messrs. Cook, Schubert and Adcock 16.33% of the total number of shares of Common Stock and Preferred Stock which Ameribank now owns or acquires in future purchases. The terms provide that the purchase price for such Stock shall be the price at which Ameribank acquired the shares plus costs incurred, plus interest, accrued from the date of Ameribank's acquisition of such Stock to the closing of the purchase contemplated by the agreement, at a rate equal to the base rate of interest of Chase Manhattan Bank, N.A. from time to time. The consummation of the transactions are subject to (1) approval from the Federal Reserve System; (2) the entering into by the parties of a Shareholders' Agreement restricting the future transfer of the Stock by Messrs. Adcock, Schubert and Cook; and (3) the entering into by the parties of a Voting Trust Agreement appointing Ameribank as Trustee to vote the shares of Common Stock. On November 27, 1996, Mr. Adcock entered into an agreement with his wife, Dona
B. Adcock, transferring to her his rights to purchase shares of the Company under the Stock Purchase Agreement. Mrs. Adcock is the daughter of Mr. Bodard, the sole shareholder of Ameribank. Messrs. Cook and Schubert and Mrs. Adcock have entered into an Addendum to the Stock Purchase Agreement with Ameribank dated January 27, 1997, whereby Ameribank agrees that if the Merger is consummated, Ameribank will sell to each of Messrs. Cook and Schubert and Mrs. Adcock 16.33% of the total number of shares of common stock outstanding of United at a price per share equal to the total consideration, plus costs and interest paid by Ameribank for the Stock, divided by the total number of outstanding shares of common stock of United, on the same terms and subject to the same conditions as previously agreed.

     DIRECTORS OF THE COMPANY AFTER THE MERGER. The Merger Agreement provides that after the Merger, the current directors of Ameribank will continue as the directors of the surviving corporation, until successors are duly elected or appointed in accordance with applicable law.

     EMPLOYMENT OF COMPANY'S EMPLOYEES. Ameribank has indicated that, subsequent to the Merger, the current officers and employees of the Company will remain in such capacities with the surviving corporation.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS. Under the Company's existing Certificate of Incorporation, the Bylaws, the Merger Agreement, applicable indemnification agreements, and under currently effective officers' and directors' liability insurance, the Company's officers and directors may have rights to indemnification with respect to any litigation relating to the Merger. In addition, pursuant to certain terms of the Merger Agreement, Ameribank has agreed to indemnify from the Effective Date of the Merger, without limitation, each and every member of the Company's Board against any claims arising out of the Merger. See "THE MERGER -- Certain Covenants of the Company and Ameribank."

     Nevertheless, based upon careful consideration of all of the factors discussed in this Proxy Statement, the Board and the Special Committee believe that the terms of the Merger are fair to the Shareholders (other than Ameribank).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.

     The following is a brief description of the material federal income tax consequences of the Merger. This summary contains general information and does not address tax consequences that may be relevant to types of investors subject to special treatment under the federal income tax laws (such as dealers in securities, banks, insurance companies and foreign individuals and entities). EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

     The exchange of shares of Common Stock for the Common Consideration and of Preferred Stock for the Preferred Consideration in the Merger will be a taxable transaction to the Shareholders. A Shareholder will recognize gain or loss under federal income tax laws in an amount by which the proceeds received in exchange for such shares exceed or are less than the holder's tax basis in the shares. If the shares were a capital asset in the hands of the Shareholder, such gain or loss would be capital rather than ordinary and, in such instances, would be long term if the shares are considered to have been held more than one year and short term if they are considered to have been held one year or less on the date of the Merger. Currently, the maximum federal income tax rate on capital gains is 28% as opposed to 39.6% for ordinary income. Capital losses may be used to offset capital gains. For individuals, any capital losses in excess of capital gains may be used to offset income from other sources of up to $3,000 per year. Any remaining capital losses carry forward to future years, subject to the same annual limits. For corporations, capital losses may only be used to offset capital gains. Any unused capital losses may generally be carried back for three years and carried forward five years.

     The waiver by Ameribank in connection with, and only in connection with, the consummation of the Merger, of its right to receive the Common Consideration or Preferred Consideration will not result in the recognition by it of taxable gain.

     The consummation of the Merger will not result in the recognition by the Company of taxable gain.

     Under the backup withholding rules, unless an exemption applies under the applicable law and regulations, the Exchange Agent will be required to withhold, and will withhold, 31% of all cash payments made in exchange for shares of Stock unless the shareholder or other payee provides his tax identification number (social security number, in the case of an individual, or employer identification number, in the case of a corporation) and certifies that such number is correct. Each shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 to be included in the transmittal materials and instructions relating to stock certificates to be mailed to Shareholders as soon as practicable after the Effective Time, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Exchange Agent.

APPRAISAL RIGHTS

     The following is a summary of the provisions of Section 1091 of the OGCA relating to appraisal rights. Section 1091 of the OGCA is reproduced in its entirety as ANNEX B to this Proxy Statement, and this summary is qualified in its entirety by reference to ANNEX B. Shareholders should read carefully ANNEX B and, if they wish to exercise their rights to an appraisal, follow carefully the procedures set forth therein. Any Shareholders considering demanding an appraisal are advised to consult legal counsel.

     Under Section 1091 of the OGCA, holders of record of shares of Common Stock or Preferred Stock who do not wish to accept the Common Consideration or Preferred Consideration have the right to seek an appraisal to determine the fair value of their shares of Stock in the District Court. EACH SHAREHOLDER IS URGED TO READ CAREFULLY THE MATERIALS CONTAINED IN THIS PROXY STATEMENT, INCLUDING ANNEX B, AND THE OTHER MATERIALS INCORPORATED HEREIN IN MAKING A DETERMINATION WHETHER TO ACCEPT THE COMMON CONSIDERATION OR PREFERRED CONSIDERATION OR TO SEEK AN APPRAISAL PURSUANT TO THE OGCA. FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR IN THE OGCA MAY RESULT IN A LOSS OF THEIR APPRAISAL RIGHTS.

     Each Shareholder who has not voted in favor of the Merger and who wishes to assert a right to appraisal must make a written demand for the appraisal of his or her shares of Stock to the Company at the address set forth below. A VOTE AGAINST THE MERGER SHALL NOT

CONSTITUTE A DEMAND FOR APPRAISAL OF STOCK. Failure to make such demand before the vote is taken to approve the Merger will eliminate a Shareholder's right to an appraisal. The demand must reasonably inform the Company of the identity of the Shareholder making the demand as well as the intention of such Shareholder to demand an appraisal of the fair value of the shares of Stock held by such Shareholder.

     For purposes of making an appraisal demand, the address of the Company is:
United Oklahoma Bankshares, Inc., 4600 S.E. 29th Street, Del City, Oklahoma 73115, Attention: D. Wesley Schubert, President.

     Only a holder of record of shares of Stock, or a person duly authorized and explicitly purporting to act on the record holder's behalf, is entitled to assert an appraisal right with respect to the shares of Stock registered in the record holder's name. BENEFICIAL OWNERS WHO ARE NOT RECORD HOLDERS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS ARE ADVISED TO CONSULT PROMPTLY WITH THE APPROPRIATE RECORD HOLDERS AS TO THE TIMELY EXERCISE OF APPRAISAL RIGHTS. A record holder, such as a broker, who holds shares of Stock as a nominee for others may exercise appraisal rights with respect to the shares of Stock held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of shares of Stock as to which the demand is made. Where no shares of and no class of Stock are expressly mentioned, the demand will be presumed to cover all shares of Stock held in the name of such record holder.

     A holder of shares of Stock held in "street name" who desires an appraisal must take such actions as may be necessary to ensure that a timely and proper demand for an appraisal is made by the record holder of such shares of Stock. Shares of Stock held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository. Any holder of shares of Stock desiring an appraisal who held his or her shares of Stock through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for an appraisal is made by the record holder. The Shareholder should instruct such firm, bank or institution that the demand for an appraisal must be made by the record holder of the shares of Stock, which might be the nominee of a central security depository if the shares of Stock have been so deposited. As required by Section 1091 of the OGCA, a demand for an appraisal must reasonably inform the Company of the identity of the record holder (which might be a nominee as described above) and of such holder's intention to seek an appraisal of such shares of Stock.

     A demand for an appraisal of shares of Stock owned of record by two or more joint holders must identify and be signed by or for all of the holders. A demand for an appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

     An appraisal demand may be withdrawn by a Shareholder within 60 days after the Effective Time, but thereafter the written approval of the Company is needed for any such withdrawal. Upon withdrawal of an appraisal demand, a holder of shares of Stock will be entitled to receive the Common Consideration or Preferred Consideration. No interest will be paid on this amount.

     Within 120 days after the Effective Time (the "120-Day Period"), any Shareholder who has properly demanded an appraisal and who has not withdrawn his or her demand as provided above (such Shareholders are hereinafter referred to collectively as the "Dissenting Shareholders") has the right to file in the District Court a petition (the "Petition") demanding a determination of the fair value of the dissenting shares of Stock (the "Dissenting Shares") held by all of the Dissenting Shareholders. If, within the 120-Day Period, no Petition shall have been filed as provided above, all rights to an appraisal will cease and all of the Dissenting Shareholders will become entitled to receive the Common Consideration or Preferred Consideration, without interest thereon after the Effective Time, with respect to such Dissenting Shares of Stock. The Company is not obligated and does not intend to file such a Petition. Any Dissenting Shareholder is entitled, pursuant to a written request to the Company made within the 120-Day Period, to receive from the Company a statement setting forth the aggregate number of shares of Stock with respect to which demands for appraisal have been received and the aggregate number of Dissenting Shareholders.

     Upon the filing of the Petition, service of a copy thereof is required to be made upon the surviving corporation, which, within 20 days after such service, must file in the office of the court clerk of the District Court in which the Petition was filed, a duly verified list containing the names and addresses of all Dissenting Shareholders. The District Court may order that notice of the time and place fixed for the hearing on the Petition be sent by registered or certified mail to the surviving corporation and all of the Dissenting Shareholders, and be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma or in another publication determined by the District Court. The District Court will approve the form of notice by mail and by publication. The costs relating to these notices will be borne by the Company. If a hearing on the Petition is held, the District Court is empowered to determine which Dissenting Shareholders have complied with the provisions of
Section 1091 of the OGCA and are entitled to an appraisal of their shares of Stock. The District Court may require that Dissenting Shareholders submit their Stock certificates which had represented shares of Common Stock or Preferred Stock for notation thereon of the pendency of the appraisal proceedings. The District Court is empowered to dismiss the proceedings as to any Dissenting Shareholder who does not comply with such requirement. Accordingly, Dissenting Shareholders are cautioned to retain their stock certificates pending resolution of the appraisal proceedings.

     Dissenting Shares of Common Stock will be appraised by the District Court at their fair value as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger. The value so determined for the shares of Stock could be equal to, more than or less than the Common Consideration or Preferred Consideration, and could be based upon considerations other than, in addition to, or the same as, the Common Consideration or Preferred Consideration, the market value of the shares of Common Stock, asset values and earning capacity. The Company reserves the right to assert in any appraisal proceeding that the fair value of the shares of Common Stock or Preferred Stock as of the Effective Time is less than the Common Consideration or Preferred Consideration.

     The District Court may also, on application, (i) determine a fair rate of interest, simple or compound, if any, to be paid to Dissenting Shareholders in addition to the value of the Dissenting Shares of Stock for the period from the Effective Time to the date of payment, (ii) assess costs among the parties as the District Court deems equitable, and (iii) order all or a portion of the expenses incurred by any Dissenting Shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and fees and expenses of experts, to be charged pro rata against the value of all Dissenting Shares of Common Stock. Determinations by the District Court are subject to appellate review by the Oklahoma Supreme Court.

     Dissenting Shareholders are generally permitted to participate in the appraisal proceedings. No appraisal proceeding in the District Court shall be dismissed as to any Dissenting Shareholder without the approval of the District Court, and this approval may be conditioned upon terms which the District Court deems just.

     From and after the Effective Time, Dissenting Shareholders will not be entitled to vote their shares of Stock for any purpose and will not be entitled to receive payment of dividends or other distributions in respect of such shares of Common Stock payable to Shareholders of record thereafter.

FINANCING OF THE MERGER
     Ameribank will be required to pay the Total Consideration of $1,700,000 under the Merger Agreement plus the expenses in connection with the Merger. Ameribank has represented to the Company that it has sufficient cash to enable it to consummate the Merger and that it will be funded through a certain line of credit to Ameribank and a possible dividend from ANB to Ameribank. The line of credit to Ameribank is evidenced by a revolving promissory note with Boatmen's First National Bank of Kansas City ("Boatmen's"), dated May 15, 1996, in the maximum principal amount of $2,700,000 with an interest rate equal to
0.050 percentage points less than the corporate base rate as established by the bank from time to time and a maturity date of May 15, 1997. The current corporate base rate is 8.25%. Ameribank is required to make quarterly payments of interest only commencing August 15, 1996, with the unpaid principal balance and all interest accrued due and payable in full on May 15, 1997. If Ameribank reduces the principal amount of the note in the amount of $300,000 on May 15, 1997, Boatmen's intends to renew the note from time to time on substantially the same terms and conditions. The principal balance on the note as of December 31, 1996 was $100,000. Payment of the note is secured by a first pledge and security interest covering 99,500 shares of the capital stock of ANB, 702,266 shares of the Company's Common Stock and 92,790 shares of the Company's Preferred Stock. Ameribank has received Boatmen's consent to the Merger pursuant to a certain Consent to Merger dated, December 3, 1996.

EXPENSES OF THE MERGER

EXPENSE ITEM                                                       ESTIMATED AMOUNT
Common Consideration ............................................    $755,721.95
Preferred Consideration .........................................     944,278.05
Printing and Mailing Costs ......................................       4,958.35
Legal and Accounting Fees and Expenses
[Conner & Winters to advise on legal costs and appraisal fees for
Special Committee]...............................................         42,674 (est.)
Appraisal Fees ..................................................         26,900
                                                                     -----------


CERTAIN LITIGATION CONCERNING THE PROPOSED MERGER

     The Company is not subject to any material legal proceedings and no litigation has been filed concerning the Merger.

                                    THE MERGER

GENERAL

     The Merger Agreement provides that, subject to the adoption of the Merger Agreement by the Shareholders of the Company and compliance with certain other covenants and conditions, the Company will be merged into Ameribank and Ameribank will be the surviving corporation. All material terms of the Merger Agreement have been disclosed in the body of this Proxy Statement. All references to the terms and conditions of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as ANNEX A.

     At the Effective Time, each outstanding share of Common Stock (other than shares of Common Stock held by Ameribank) will receive $0.776901 in cash, without interest, and each outstanding share of Preferred Stock (other than shares of Preferred Stock held by Ameribank) will receive $58.35 in cash, without interest. In connection with, and only in connection with, the consummation of the Merger, Ameribank is waiving its right to receive any of the Total Consideration in exchange for the Common Stock or Preferred Stock owned by it.

REQUIRED VOTE

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock, as a class, and Preferred Stock, as a class, is necessary to constitute a quorum at the Special Meeting. Each Shareholder is entitled to one vote for each share of Common Stock and each share of Preferred Stock held by such Shareholder. Under Oklahoma law, the affirmative vote of holders of a majority of the shares of outstanding Common Stock and Preferred Stock, each voting as a class at the Special Meeting is required to approve the Merger. For purposes of a quorum, abstentions will be counted as shares of Common Stock or Preferred Stock voted, while broker non-votes will not be so counted. The Merger does not require the approval of a majority of the Shareholders of the Company other than Ameribank. Because Ameribank, which holds approximately 62% of the Common Stock and 89% of the Preferred Stock, intends to vote its shares of Common Stock and Preferred Stock in favor of the Merger, approval and adoption of the Merger Agreement is expected.

EFFECTIVE TIME

     The Merger will become effective by filing a Certificate of Merger, consistent with the Merger Agreement, with the Secretary of State of Oklahoma. The Merger will be consummated only upon satisfaction or waiver, where permissible, of the terms and conditions of the Merger Agreement and provided that the Merger Agreement has not been terminated. The Merger Agreement may be terminated by the mutual written consent of the Company and Ameribank, and Ameribank may terminate the Merger Agreement at any time if there has been a material adverse change in the business, assets, financial condition or prospects of the Company. If the Merger has not been consummated by August 1, 1997, either the Company or Ameribank may terminate the Merger Agreement so long as the reason that the Merger has not been consummated is not due to the failure of the party choosing to terminate to fulfill any of its obligations thereunder. No such waiver or termination will require the vote or consent of the holders of Common Stock or Preferred Stock.

PAYMENT FOR SHARES OF COMMON STOCK AND PREFERRED STOCK

     In order to receive the cash to which Shareholders will be entitled as a result of the Merger, each holder of certificates representing shares of Stock (other than Ameribank) will be required to surrender such holder's stock certificate or certificates, together with a duly executed letter of transmittal, to the Exchange Agent. Upon receipt of such certificate or certificates together with a duly executed letter of transmittal, the Exchange Agent will issue a check or draft to the person or persons entitled thereto in an amount equal to $0.776901 (rounded to the nearest $0.01) for each share of Common Stock and $58.35 for each share of Preferred Stock represented by such stock certificate or certificates. If any payment for shares of Stock is to be made in a name other than that in which the certificates for such shares of Stock surrendered for payment are registered on the stock transfer books of the Company as of the Effective Time, certificates so surrendered must be properly endorsed or otherwise in proper form for transfer and the person requesting such payment must pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered owner of the certificate or certificates surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. No interest will be paid or accrued on amounts payable upon the surrender of any stock certificate.

     Instructions with regard to the surrender of certificates, together with a letter of transmittal to be used for this purpose, will be mailed to Shareholders as promptly as practicable after the Effective Time. It also is expected that letters of transmittal will be available at the office of the Exchange Agent no later than the first business day following the Effective Time. Shareholders should surrender certificates for shares of Common Stock and Preferred Stock only with a letter of transmittal.

     SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

CONDITIONS TO THE MERGER; WAIVER

     The respective obligations of Ameribank and the Company to consummate the Merger are subject to the satisfaction or waiver, on or before the Effective Time, of the following conditions: (a) approval of the Merger and the Merger Agreement at the Special Meeting by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock at the Special Meeting, (b) approval of the Merger, if required, by the Board of Governors of the Federal Reserve System and any other necessary regulatory approvals, and (c) no applicable statute, rule or regulation which makes consummation of the Merger illegal or otherwise prohibited nor any order, decree, injunction or judgment enjoining the consummation of the Merger.

     The obligations of Ameribank to consummate the Merger are subject to the satisfaction or waiver, on or before the Effective Time, of the additional conditions that: (a) the representations and warranties of the Company contained in the Merger Agreement and in any certificate or other writing delivered by the Company pursuant thereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time; (b) the Company shall have performed and complied in all material respects with each obligation, agreement and covenant to be performed by and complied with by it under the Merger Agreement at or prior to the Effective Time; (c) receipt by Ameribank of a certificate signed by an executive officer of the Company to the effect set forth in the preceding clauses (a) and (b);
(d) the holders of not more than 12% of the outstanding shares of Common Stock shall have exercised their appraisal rights in the Merger in accordance with Oklahoma law; (e) there has been no material adverse change in the business, assets, financial condition or prospects of the Company; and (f) no action or proceeding shall have been commenced or threatened for the purpose of obtaining an injunction, order or damages before any court or governmental agency or other regulatory or administrative agency or commission, domestic or foreign, which Ameribank shall on advice of counsel reasonably determine would (1) result in the imposition of material limitations on the ability of the Company or Ameribank effectively to consummate the Merger, (2) have the effect of rendering the Merger violative of any applicable law, or (3) have a material adverse effect on the business, assets or financial condition of the surviving corporation, which event is not within the reasonable control of Ameribank.

     The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver, on or before the Effective Time, of the additional conditions that: (a) the representations and warranties of Ameribank contained in the Merger Agreement and in any certificate or other writing delivered by Ameribank pursuant thereto shall be true and correct in all material respects as of the Effective Time as if made at and as of such time (other than any inaccuracies in such representations or warranties that are attributable to the Company); (b) Ameribank shall have performed in all material respects all of its obligations to be performed and complied with by it under the Merger Agreement at or prior to the Effective Time; (c) receipt by the Company of a certificate signed by an executive officer of Ameribank to the effect set forth in the preceding clauses (a) and (b); and (d) no action or proceeding shall have been commenced or threatened for the purpose of obtaining an injunction, order or damages before any court or governmental agency or other regulatory or administrative agency or commission, domestic or foreign, which the Company shall on advice of counsel reasonably determine would (1) result in the imposition of material limitations on the ability of the Company or Ameribank effectively to consummate the Merger, or (2) have the effect of rendering the Merger violative of any applicable law.

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") provides that certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. The Company believes that the HSR Act is not applicable to the Merger. If the HSR Act were deemed to be applicable to the Merger, the consummation of the Merger could be delayed pending compliance therewith.

     The Antitrust Division and the FTC may scrutinize the legality under the antitrust laws of transactions such as the Merger. Whether or not the HSR Act is applicable, the Antitrust Division or the FTC could take any action under the antitrust laws as it deems necessary or desirable in the public interest at any time before or after the Merger. Such action may include seeking to enjoin the Merger. Private parties may also seek to take action under the antitrust laws. The Company's and Ameribank's obligation under the Merger is subject to the condition, among others, that there shall not be instituted or pending any action by any government or governmental authority or agency, domestic or foreign, challenging the Merger.

     The Company and Ameribank believe that the Merger does not violate the applicable antitrust laws. Nevertheless, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or, if such challenge is made, what the result will be.

     Under the provisions of the Bank Holding Company Act of 1956, as amended (12 U.S.C. Section 1841, et seq.) (the "Bank Holding Company Act") and the regulations that have been promulgated thereunder, no bank holding company shall merge or consolidate with any other bank holding company without the prior approval of the Federal Reserve Board. Ameribank received approval from the Federal Reserve Board for the July 1995 tender offer. Ameribank was advised by the Federal Reserve Board on August 8, 1996 that because it controlled more than fifty percent (50%) of the outstanding voting securities of the Company after the tender offer, it would not be required to file an application with the Federal Reserve Board to obtain approval for the Merger.

     Under the provisions of the Oklahoma Banking Code (Okla. Stat. tit. 6,
Section 218) (the "Oklahoma Banking Code"), the approval of the Commissioner of the Oklahoma Banking Department is required when, in the opinion of the Commissioner, the condition of any bank is such that the transfer of capital stock of such bank would jeopardize the interest of its customers. Contemporaneously with the filing of this Proxy Statement with the Commission, a copy of the Proxy Statement will be submitted to the Oklahoma Banding Department for approval.

CERTAIN COVENANTS OF THE COMPANY AND AMERIBANK

     VOTE. The Company has agreed, in accordance with applicable law, to use its best efforts to solicit from its Shareholders proxies in favor of the approval of the Merger and the Merger Agreement.

     PAYMENT OF EXPENSES. Whether or not the Merger is consummated, Ameribank has agreed to pay all reasonable expenses and disbursements incurred in connection with the transactions contemplated by the Merger Agreement.

     INDEMNIFICATION. Ameribank has agreed, from the Effective Date of the Merger, to indemnify, without limitation, each member of the Board against any claims arising out of the Merger. Each member of the Board has additional rights to indemnification and advance of expenses under the OGCA and the Certificate of Incorporation and/or Bylaws of the Company as a director of the Company or otherwise. In addition, pursuant to certain terms of the Merger Agreement, Ameribank has agreed to indemnify from the Effective Date of the Merger, without limitation, each and every member of the Board against any claims arising out of the Merger.

TERMINATION AND AMENDMENTS

     The Merger Agreement may be terminated before the Effective Time (a) by the mutual written consent of the Boards of Directors of Ameribank and the Company, (b) at any time by Ameribank if there has been a material adverse change in the business, assets, financial condition or prospects of the Company, or (c) by either the Board of Directors of Ameribank or the Company if the Merger shall not have been consummated on or before August 1, 1997; PROVIDED, HOWEVER, that neither party may terminate the Merger Agreement pursuant to clause (b) if the failure of such party to fulfill any of its obligations under the Merger Agreement shall have been the reason the Merger shall not have been consummated on or before said date.

     Subject to applicable law, the Merger Agreement may be amended, modified and supplemented by the mutual consent of the Company and Ameribank (as authorized by each Board of Directors) at any time prior to the Effective Time.

NO THIRD-PARTY BENEFICIARIES

     The Merger is being consummated expressly and solely for the benefit of the parties to the Merger Agreement and no other person is entitled or shall be deemed to be entitled to any benefits or rights thereunder, nor shall be authorized or entitled to enforce any rights, claims or remedies thereunder.

                    CERTAIN INFORMATION REGARDING AMERIBANK

     Ameribank is an Oklahoma corporation with its principal offices located at 201 North Broadway, Shawnee, Oklahoma 74801.

     Ameribank was organized in 1982 and is registered as a bank holding company under the Bank Holding Company Act and primarily engaged, through its banking subsidiary, ANB, in providing a full range of traditional banking and related financial services to the commercial, consumer, energy, real estate, agriculture and financial sectors, principally in the State of Oklahoma. The principal business address of ANB is 201 North Broadway, Shawnee, Oklahoma 74801. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of Ameribank. Except as otherwise noted, each director and executive officer of the Ameribank is a citizen of the United States and has been employed in his or her present principal occupation listed below during the last five years.

     Mr. Don Bodard is Chairman of the Board of Directors and President of Ameribank as well as the owner of Ameribank. Mr. Bodard also serves as a director of ANB, and as a director of Unit Corporation, a New York Stock Exchange Company. Mr. Bodard is the father-in-law of Mr. Adcock.

     Mr. D. Wesley Schubert is a director and President of the Company and is a director of United Bank, Del City, and its subsidiaries, United Del City Tower and 4600 Corporation. Mr. Schubert has been the Vice Chairman of ANB and Vice President of Ameribank since October 23, 1991. He is also a director of Ameribank and the Treasurer. Mr. Schubert is Chairman of the Board of First National Bank of Medicine Lodge, Kansas and a director of Medicine Lodge Bancshares, Inc. Mr. Schubert has been employed in the past as a certified public accountant by various investment, oil and gas, and banking businesses owned by Mr. Bodard.

     Since December 16, 1992, Mr. George N. Cook, Jr. has been President and Chief Executive Officer of ANB and serves as a director and the Secretary of
Ameribank.    Mr. Cook is a director of First National Bank of Medicine Lodge,
Kansas and Medicine Lodge Bancshares, Inc. He is the Chairman of the Board of the Company and also the Chairman of the Board of United Bank, Del City, and its subsidiaries, United Del City Tower, Inc. and 4600 Corporation. From 1990 to 1992, Mr. Cook was an Associate with the Kansas City bank consulting firm of Swords & Associates.

     Mr. J. Michael Adcock joined Ameribank full time as General Counsel on March 1, 1996. Prior to that time he was engaged in the private practice of law. He currently serves as a member of the Board of Directors of Grant Geophysical, Inc., Ameribank, ANB, First National Bank of Medicine Lodge, Kansas, Medicine Lodge Bancshares, Inc., the Company and United Bank, Del City, and its subsidiaries, United Del City Tower and 4600 Corporation. Grant

Geophysical filed a voluntary Chapter 11 bankruptcy petition in Delaware on December 31, 1996. Mr. Adcock is the Secretary of the Company. Mr. Adcock served in various management positions with Hadson Corporation (a New York Stock Exchange Company) from 1983 to 1993, including Chief Executive Officer, President and Chief Operating Officer and General Counsel. In October 1992, Hadson Corporation filed a Chapter 11 bankruptcy petition and plan of reorganization. The bankruptcy court confirmed the plan of reorganization in November 1992 and the plan was consummated in December 1992. Mr. Adcock left Hadson Corporation in December 1993.

     Neither Ameribank nor any of its affiliates is subject to the information and reporting requirements of the Exchange Act and, therefore, is not required to file periodic reports, proxy statements or other information with the Commission relating to their respective businesses, financial condition and other matters. Ameribank is, however, required to file periodic reports and other information with the Federal Reserve Board. Such periodic reports and other information relating to Ameribank may be inspected and copied at the offices of the Federal Reserve Bank of Kansas City, 925 Grand Ave, Kansas City, Missouri 64198. ANB is also required to file quarterly reports of income and condition with the Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington D.C. 20429.

     Financial information regarding Ameribank may be inspected and copied at the offices of the Federal Reserve Bank of Kansas City as previously noted. Financial Information regarding Ameribank is not included as Ameribank believes that such information is not material to a decision by a Shareholder of the Company whether to vote in favor of the Merger. Financing by Ameribank is not a condition to the Merger. The Merger proposed is a cash transaction and not a transaction involving an exchange of shares.

     Ameribank owns approximately 62% of the Common Stock and 89% of the Preferred Stock. Pursuant to the Merger Agreement, Ameribank will be the surviving corporation in the Merger under the laws of Oklahoma. The Certificate of Incorporation and Bylaws of Ameribank as in effect immediately prior to the Effective Time will be the surviving corporation's Certificate of Incorporation and Bylaws. The directors of Ameribank immediately prior to the Effective Time will be the directors of the surviving corporation and the officers of Ameribank immediately prior to the Effective Time will be the officers of the surviving corporation.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

CAPITAL STOCK.

     The authorized capital stock of the Company consists of 10,650,000 shares of stock comprised of 10,000,000 shares of Common Stock, $1.00 par value, 150,000 shares of 9% Cumulative Non-Voting Preferred Stock, $30.00 par value, and 500,000 shares of Class B Preferred Stock, $1.00 par value. As of March 31, 1997, 1996, 2,532,237 shares of Common Stock were issued and outstanding and held by approximately 450 Shareholders of record, 145,199 shares of Preferred Stock were issued and outstanding, and held by approximately 86 Shareholders of record and no shares of Class B Preferred Stock were issued or outstanding.

RECENT MARKET PRICES.

     The Common Stock has never been listed on a national securities exchange and is not currently quoted on the National Quotation Bureau's "Pink Sheets". There is currently no established public trading market for the Company's Common Stock. According to information supplied to the Company on Schedule 13D filings with the Commission, Ameribank has paid $0.50 for shares of Common Stock and Mr. Robert B. Krumme and his affiliates have paid between $0.50 and $0.60 per share of Common Stock acquired between November 21, 1995 and December 24, 1995. Certain transactions in the Common Stock are set out in "SPECIAL FACTORS -- Background of the Merger" and "BENEFICIAL OWNERSHIP OF SHARES -- Beneficial Ownership and -- Certain Transactions in Common Stock and Preferred Stock."

DIVIDENDS.

     The Company has 145,199 shares of Preferred Stock outstanding which have an aggregate par value of $4,355,970. No dividends have been paid on the Preferred Stock since October 1, 1985. Cumulative unpaid dividends at September 30, 1996 amount to $4,312,450 or approximately $29.70 per share. All accumulated dividends on Preferred Stock shall remain undeclared and unpaid prior to and during the Merger. Until the accumulated dividends on the Preferred Stock are paid, no dividends may be paid on the Common Stock. Dividends have not been paid on the Common Stock in the last 44 quarters or 11 years.

                            BUSINESS OF THE COMPANY

OVERVIEW

     The Company is an Oklahoma corporation with its principal executive offices located at 4600 S.E. 29th Street, Del City, Oklahoma 73115.

     The Company is a one-bank holding company registered under the Bank Holding Company Act. The principal business of the Company is the ownership and supervision of United. As of March 31, 1996, the Company and its subsidiaries had approximately 50 full-time equivalent employees. United is a state chartered banking association whose deposits are insured pursuant to the Federal Deposit Insurance Act. United, which operates primarily in Oklahoma, competes with other financial institutions in its trade area in providing a full range of traditional banking and related financial services to the commercial, consumer, energy, real estate and financial sectors. United Bank, Del City, operates two wholly-owned subsidiaries, United Del City Tower, Inc. and 4600 Corporation.

     United Del City Tower, Inc. owns and manages the Bank Tower of which the first and part of the second floors are occupied by United. The facility was approximately 90% occupied at the end of 1996. 4600 Corporation was formed to sell assets on which United, foreclosed.

     The Company is subject to the information and reporting requirements of the Exchange Act and, therefore, is required to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Such annual and quarterly statements, proxy statements and other information relating to the Company may be inspected and copied at the Commission's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. see "Available Information." In addition, the Company is required to file periodic reports and other information with the Federal Reserve Board. Such periodic reports and other information relating to the Company may be inspected and copied at the offices of the Federal Reserve Bank of Kansas City, 925 Grand Ave, Kansas City, Missouri 64198.

TRANSACTIONS WITH AFFILIATES

     American Imaging Center ("AIC") is a joint venture partnership composed of ANB and United as joint venture partners. On September 1, 1996, AIC sold to Data Center, Inc. ("DCI"), a Kansas corporation, all of the assets of AIC. For a term of five years from the sale, DCI agreed to rebate to the joint venture partners for new imaging processing customers utilizing services at AIC a royalty of five percent (5%) of gross imaging processing revenues from new customers, less pass through charges.

SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected historical financial information for the Company for each of the five years in the period ended December 31, 1996. The following information should be read in conjunction with "BUSINESS OF THE COMPANY -- Management's Discussion and Analysis of Results of Operations and Financial Condition". The Company's audited financial statements for the fiscal years ended December 31, 1996, December 31, 1995, December 31, 1994 and December 31, 1993 are incorporated herein by reference to the Company's Annual Report on Form 10-K for the years ended December 31, 1996, December 31, 1995, December 31, 1994 and December 31, 1993.

                            SELECTED FINANCIAL DATA

                                                                             Years ended December 31,
                                                            --------------------------------------------------------
                                                              1996        1995        1994        1993        1992
                                                            --------    --------    --------    --------    --------
                                                                   (In thousands except per share amounts)
Summary of Income:
  Interest income .......................................   $  6,454       6,015       5,160       5,235       5,460
  Interest expense ......................................     (2,428)     (2,569)     (1,801)     (1,847)     (2,299)
  Provision for loan losses .............................       (511)       (279)        (90)       (236)       (128)
  Non-interest income ...................................      1,111       1,016       1,030         837         795
  Non-interest expense ..................................     (3,300)     (3,155)     (3,206)     (3,068)     (2,735)
  Income (loss) before income taxes and cumulative
    effect of change in accounting principle ............      1,326       1,028       1,093         921       1,093
  Income tax benefit (expense) ..........................       (391)       (253)       (264)       (266)       (445)
  Income (loss) before cumulative effect of change in
    accounting principle ................................        935         775         829         655         648
  Cumulative effect of change in accounting principle ...         --          --          --         116           0
  Net income (loss) .....................................        935         775         829         771         648

Per share data:
  Income (loss) before cumulative effect of change in
    accounting principle ................................   $   0.21        0.15        0.17        0.10        0.10
  Cumulative effect of change in accounting principle ...         --          --          --        0.04        0.00
  Net income (loss) .....................................   $   .021        0.15        0.17        0.14        0.10
  Average outstanding common shares .....................      2,532       2,532       2,616       2,644       2,644

Period end balances:
  Cash and due from banks ...............................   $  3,070       2,584       2,440       1,907       3,270
  Federal funds sold ....................................      6,300       6,300          --         460       1,560
  Investment securities .................................     25,720      28,800      30,588      29,794      33,352
Loans, net of unearned discount and allowance for
  loan losses ...........................................     50,273      43,604      41,401      36,509      33,804
Total assets ............................................     84,051      86,071      79,720      74,564      78,556
Deposits ................................................     73,120      76,270      69,647      66,094      70,302
Long-term debt ..........................................         --          --          --         450         900
Stockholders' equity ....................................      8,823       7,823       6,949       6,289       5,518

     As the Company's separate existence will be eliminated in the Merger, pro forma data disclosing the effect of the Merger on its balance sheet, statement of income, earnings per share amounts, ratio of earnings to fixed charges and book value per share is not provided.

MANAGEMENT'S POSITION REGARDING THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF THE COMPANY

     Management has prepared and is responsible for the consolidated financial statements and related financial information which is contained in the Company's Form 10-Ks and incorporated by reference into this Proxy Statement. These financial statements were prepared in accordance with generally accepted accounting principles which are consistently applied and appropriate in the circumstances. The statements necessarily include amounts based on management's best judgment and estimates.

     The Company maintains accounting and other control systems, including internal audits of its operations, to provide reasonable assurance that assets are safeguarded and that the books and records reflect the authorized transactions of the Company. Underlying the concept of reasonable assurance is the premise that the cost of control should not exceed the benefit. Management believes that the Company's accounting and other control systems appropriately recognize this cost/benefit relationship.

     The Company's independent accountants, KPMG Peat Marwick, L.L.P., provide an independent objective assessment of the degree to which management meets its responsibility for fairness in financial reporting. They evaluate the Company's system of internal accounting control in determining the nature and extent of audit tests and perform such tests and other procedures as they deem necessary to reach and express an opinion on the financial statements.

     The Board is responsible for reviewing and monitoring the Company's financial reports and accounting practices. The Board meets to discuss audit and financial reporting matters with representatives of management and the independent accountants. The independent accountants have direct access to the Board.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK AND PREFERRED STOCK OF THE
COMPANY

Beneficial Ownership

     The following table sets forth, to the best of the Company's knowledge, the beneficial ownership of voting securities, as of March 31, 1997, with respect to (i) each person or group known to the Company to own more than 5% of the outstanding shares of Common Stock or Preferred Stock and (ii) each director and executive officer of the Company.

            SECURITY OWNERSHIP OF BENEFICIAL OWNERS

     The security ownership of each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock and Preferred Stock as of April 1831, 1997 is as follows:


                 NAME AND ADDRESS OF    AMOUNT BENEFICIALLY
  TITLE CLASS      BENEFICIAL OWNER            OWNED          PERCENT OF OWNERSHIP
---------------  ---------------------  --------------------  --------------------
Common Stock     Ameribank Corporation       1,559,498                  62%
                 201 N. Broadway
                 Shawnee, OK 74801

Common Stock     Dona B. Adcock         Right to acquire *            10.06%
                 201 N. Broadway               254,666
                 Shawnee, OK 74801

Common Stock     Robert B. Krumme              238,492**               9.4%
                 P.O. Box 749
                 Bristow, OK 74010

Preferred Stock  Ameribank Corporation         129,016                  89%
                 201 N. Broadway
                 Shawnee, OK 74801

Preferred Stock  Dona B. Adcock         Right to acquire *            14.51%
                 201 N. Broadway                21,068
                 Shawnee, OK 74801

** The number of shares of Common Stock includes 106,796 shares held by Sooner Southwest Bankshares and 121,696 shares held by Illinois Refining Company, of which Mr. Krumme claims beneficial ownership .

     SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The security ownership of each director and executive officer of the Common Stock and Preferred Stock as of December 31, 1996 is as follows:



                 NAME AND ADDRESS OF   AMOUNT BENEFICIALLY
  TITLE CLASS      BENEFICIAL OWNER           OWNED          PERCENT OF OWNERSHIP
---------------  --------------------- --------------------  --------------------
Common Stock     D. Wesley Schubert    Right to acquire *           10.06%
                 201 N. Broadway            254,666
                 Shawnee, OK 74801

Common Stock     George N. Cook , Jr.  Right to acquire *           10.06%
                 201 N. Broadway            254,666
                 Shawnee, OK 74801

Preferred Stock  D. Wesley Schubert    Right to acquire *           14.51%
                 201 N. Broadway             21,068
                 Shawnee, OK 74801

Preferred Stock  George N. Cook , Jr.  Right to acquire *           14.51%
                 201 N. Broadway             21,068
                 Shawnee, OK 74801

* Ameribank Corporation and Messrs. George N. Cook, D. Wesley Schubert and J. Michael Adcock entered into a Stock Purchase Agreement, dated November 3, 1995, which provides that Ameribank will sell to each of Messrs. Cook, Schubert and Adcock 16.33% of the total number of shares of Common Stock and 9% Cumulative Non-Voting Preferred Stock which Ameribank owns or acquires in future purchases. The terms provide that the purchase price for such Stock shall be the price at which Ameribank acquired the shares, plus costs incurred, plus interest, accrued from the date of acquisition of such Stock to the closing of the purchase contemplated by the agreement, at a rate equal to the base rate of interest of Chase Manhattan Bank, N.A. from time to time. The consummation of the transactions are subject to (1) approval from the Federal Reserve System;
(2) the entering into by the parties of a Shareholders' Agreement restricting the future transfer of the Stock by Messrs. Adcock, Schubert and Cook; and (3) the entering into by the parties of a Voting Trust Agreement appointing Ameribank as Trustee to vote the shares of Common Stock. On November 27, 1996, Mr. Adcock entered into an agreement with his wife, Dona B. Adcock, transferring to her his rights to purchase shares of the Company under the Stock Purchase Agreement. Mrs. Adcock is the daughter of Mr. Bodard, the sole shareholder of Ameribank. Messrs. Cook and Schubert and Mrs. Adcock have entered into an Addendum to the Stock Purchase Agreement dated January 27, 1997, whereby Ameribank agrees that if the Merger is consummated, Ameribank will sell to each of Messrs. Cook and Schubert and Mrs. Adcock 16.33% of the total number of shares of common stock outstanding of United at a price per share equal to the total consideration, plus costs and interest paid by Ameribank for the Stock, divided by the total number of outstanding shares of common stock of United, and on the same terms and subject to the same conditions as previously agreed.

CERTAIN TRANSACTIONS IN COMMON STOCK AND PREFERRED STOCK

The following tables set forth certain information concerning the Common Stock and Preferred Stock acquired by Ameribank in private transactions since the termination of the tender offer on December 29, 1995.

                    COMMON STOCK
DATE OF PURCHASE  NUMBER OF SHARES  AMOUNT PAID
----------------  ----------------  -----------
*January 2, 1996       50,000          $0.50
January 24, 1996       22,368          $0.50
January 30,1996         1,000          $0.50
January 31, 1996          338          $0.50
March 4, 1996           1,100          $0.50
March 20, 1996         14,000          $0.50
April 10, 1996          2,676          $0.50
April 11, 1996          1,828          $0.50
May 7, 1996             6,000          $0.50
May 28, 1996            3,813          $0.50
June 4, 1996              264          $0.50
*June 6, 1996             840          $0.50
*June 6, 1996           4,959          $0.50
June 27, 1996          10,000          $0.50

* The terms of agreements with sellers in these transactions included a provision that in the event a higher price per share is paid by Ameribank to other shareholders in a merger transaction occurring within one (1) year from the date of such stock purchase agreement, Ameribank would pay to such seller the difference in cash. The terms of the agreements, dated January 2, 1996, with regard to additional consideration have now expired. However, if the Merger is consummated by June 6, 1997, Ameribank would be required to pay sellers in other transactions identified above additional consideration to equal the Common Consideration per share.



                    COMMON STOCK
DATE OF PURCHASE  NUMBER OF SHARES  AMOUNT PAID
----------------  ----------------  -----------
January 2, 1996           832          $25.00
January 17, 1996          100          $25.00
March 13, 1996             44          $18.00
March 13, 1996          2,510          $30.00
April 1, 1996           1,296          $37.00
April 22, 1996            120          $35.00
May 10, 1996              300          $30.00
**June 3, 1996         15,787          $49.50
June 4, 1996               22          $30.00
**June 6, 1996          2,008          $49.50

** The terms of agreements with sellers in these transactions included a provision that in the event a higher price per share is paid by Ameribank to other shareholders in a merger transaction occurring within one (1) year from the date of such stock purchase agreement, Ameribank would pay to such seller the difference in cash. If the Merger is consummated before May 31, 1997, Ameribank will be required to pay sellers in the transactions identified above additional consideration to equal the Preferred Consideration per share.

PROXY SOLICITATION

     Proxies are being solicited by and on behalf of the Company. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by Ameribank. In addition to solicitation by uses of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and Preferred Stock held of record by such persons, and Ameribank may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

CURRENT INFORMATION: DELISTING AND DEREGISTRATION

     After the Effective Time, the Common Stock will cease trading entirely, registration of Common Stock under the Exchange Act will terminate and the Company will cease filing reports with the Commission. Moreover, the Company will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and its officers, directors and 10% Shareholders will be relieved of the reporting requirements and "short-swing" trading liability under Section 16 of the Exchange Act.

INDEPENDENT AUDITORS

     Representatives of KPMG Peat Marwick, L.L.P., the Company's independent auditors, are expected to be present at the Special Meeting and will have an opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to questions.

FUTURE SHAREHOLDER PROPOSALS

     If the Merger is not consummated, any shareholder who wishes to present a proposal for inclusion in the Proxy Statement for action at future Annual Meetings of Shareholders must comply with the rules and regulations of the Commission then in effect. The date by which such proposals must be received by the Company for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting has not yet been determined. If the Merger is not consummated, the Company will inform holders of the Common Stock of the date by which such proposals must be received by the Company for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders.

OTHER BUSINESS

     The Board does not intend to bring any other matters before the Special Meeting and does not know of any matters to be brought before the Special Meeting by others. If any other matter should come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on behalf of the Shareholders they represent in accordance with their best judgment.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger dated as of December 3, 1996 (this "Agreement") is entered into by United Oklahoma Bankshares, Inc., an Oklahoma corporation ("UOB") and Ameribank Corporation, an Oklahoma corporation ("Ameribank").

     WHEREAS, Ameribank owns a majority of the shares of common stock and preferred stock of UOB;

     WHEREAS, a Special Committee of the Board of Directors of UOB (the "Special Committee"), comprised of two (2) members of the Board of Directors of UOB who do not have any financial or personal interest in Ameribank and who are not officers, directors, employees or stockholders of Ameribank, were appointed by the Board of Directors of UOB to, among other things, evaluate any proposal by Ameribank to merge UOB with Ameribank and to negotiate, for and on behalf of UOB, the terms and conditions of any merger of UOB with Ameribank and to make recommendations to the Board of Directors of UOB regarding a merger of UOB with Ameribank;

     WHEREAS, pursuant to the negotiations between the Special Committee and representatives of Ameribank, Ameribank has agreed to pay to the non-Ameribank shareholders of UOB, in the aggregate, the sum of $1,700,000.00 in consideration for the Merger (as hereinafter defined), with $58.35 per share to be paid for each of the 16,183 shares of UOB preferred stock held by non-Ameribank preferred stockholders (totaling $944,278.05) and $0.776901 per share (rounded to the nearest $.01) to be paid for each of the 972,739 shares of common stock of UOB held by non-Ameribank common stockholders (totaling $755,721.95), which consideration the financial advisor to the Special Committee has determined to be fair from a financial point of view;

     WHEREAS, the parties hereto desire to effect the merger of UOB with and into Ameribank (the "Merger") pursuant to the terms of this Agreement; and

     WHEREAS, the Board of Directors of UOB, pursuant to the recommendations of the Special Committee, and the Board of Directors of Ameribank have determined that the Merger contemplated hereby is fair to and in the best interests of UOB and its shareholders and Ameribank and its shareholders;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follow:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1. Meeting of UOB's Stockholders. UOB will take all action necessary in accordance with applicable law to convene a meeting of its stockholders (the "Special Meeting") as promptly as practicable after the date hereof to consider and vote upon the Merger. The Board of Directors of UOB, subject to its fiduciary duties as advised by counsel, will recommend that UOB's stockholders vote in favor of the Merger and the approval and adoption of this Agreement.

     SECTION 1.1 Proxy Statement; Schedule 13E-3. As soon as practicable, UOB shall file with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), and shall use its reasonable efforts to have cleared by the SEC, a proxy statement (together with any amendments or supplements thereto, the "Proxy Statement"), with respect to the Special Meeting. In addition, UOB and Ameribank shall file with the SEC and make available to UOB's stockholders, as required by applicable law, a joint Schedule 13E-3 (together with any amendments or supplements thereto, the "Schedule 13E-3") with respect to the Special Meeting and the Merger.
Ameribank will provide all information relating to it or its affiliates (other than UOB), for use in the preparation of the Proxy Statement and Schedule 13E-3. UOB will provide all information, other than that relating to Ameribank or its affiliates (other than UOB), for use in the Proxy Statement and in the
Schedule 13E-3. The information provided and to be provided by UOB and Ameribank, respectively, for use in the Proxy Statement and in the Schedule 13E-3 shall be true and correct in all material respects and shall not omit to state any material fact necessary in order to make such information not misleading as of the date of the Proxy Statement or the Schedule 13E-3, as the case may be, and as of the date of the Special Meeting. UOB will promptly advise Ameribank or Ameribank will promptly advise UOB, in writing, if at any time prior to the Effective Time (as defined in Section 1.2) UOB or Ameribank shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement or the Schedule 13E-3 in order to make the statements contain or incorporated by reference therein not misleading or to comply with applicable law. The Proxy Statement shall contain the recommendation of the Board of Directors of UOB referred to in this Section 1 as well as the conclusion of the Board of Directors of UOB that the terms and conditions of the Merger are fair to the stockholders of UOB (other than Ameribank).

     SECTION 1.2. The Merger. At the Effective Time, the Merger shall occur in accordance with the Oklahoma General Corporation Act ("Oklahoma Law"), whereupon the separate existence of UOB shall cease, and Ameribank shall be the surviving corporation (the "Surviving Corporation"). As soon as practicable after all the conditions set forth in Article VII have been satisfied or waived, UOB and Ameribank will file, or cause to be filed, with the Secretary of State of the State of Oklahoma a certificate of merger for the Merger in accordance with Oklahoma Law (the "Certificate of Merger"). The Merger shall become effective at the time such filing is made or at such other time as is set forth in the Certificate of Merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and obligations and duties of UOB and Ameribank, all as provided under Oklahoma Law.

     SECTION 1.3. Conversion of Outstanding Shares. At the Effective Time Ameribank shall pay , in aggregate, to the non-Ameribank shareholders of UOB a total of $1,700,000.00 (the "Total Consideration"), in cash, as consideration for the Merger, payable as follows: (a) each share of Common Stock (as defined in Section 2.2) of UOB (a "Share" and, collectively, the "Shares") outstanding immediately prior to the Effective Time (except for the

Canceled Shares hereinafter referred to) shall, except as otherwise provided in this Section 1.3, be converted into and shall receive $0.776901 (rounded to the nearest $0.01) in cash (the "Merger Consideration"); (b) each share of Preferred Stock (as defined in Section 2.2) of UOB (a Preferred Share and, collectively, the Preferred Shares) outstanding immediately prior to the Effective Time (except for the Canceled Shares hereinafter referred to) shall, except as otherwise provided in this Section 1.3, be converted into and shall receive $58.35 in cash (the "Preferred Merger Consideration"); (c) each Share and each Preferred Share held by Ameribank or any subsidiary of Ameribank outstanding immediately prior to the Effective Time (a "Canceled Share" and, collectively, the "Canceled Shares") shall, by virtue of the Merger, and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof and shall not be entitled to any of the consideration referred to in this Section 1.3; PROVIDED, HOWEVER, that in connection with, and only in connection with, the consummation of the Merger, Ameribank waives its right to receive, and shall not receive any portion of the Total Consideration and consents to being treated less favorably than the other stockholders of UOB; (d) each share of common stock of Ameribank outstanding immediately prior to the Effective Time shall not be converted by virtue of the Merger and each such outstanding share of common stock of Ameribank shall remain issued and outstanding after the Merger; (e) each Share held by UOB as treasury shares shall be canceled and retired without payment thereof and; (f) each share of Class B Preferred Stock of UOB (as defined in Section 2.2), none of which are issued and outstanding, shall be canceled and retired without payment thereof.

     1.3.1 Notwithstanding Section 1.3 (a) and (b), Shares and Preferred Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares and Preferred Shares in accordance with Oklahoma Law shall not be converted into a right to receive the Merger Consideration or Preferred Merger Consideration pursuant to such Section 1.3(a) and 1.3(b) unless such holder fails to perfect or withdraws or loses the right to appraisal but the holder thereof shall be entitled only to such rights and to receive such consideration, if any, as may be determined pursuant to Section 1091 of the Oklahoma Law. If, after the Effective Time, such holder fails to perfect or withdraws or loses the right to appraisal, such Shares or Preferred Shares shall thereupon be deemed to have been converted into and shall receive, at the Effective Time, the Merger Consideration pursuant to the terms of
Section 1.3 (a), or the Preferred Merger Consideration pursuant to the terms of
Section 1.3(b), without any interest thereon or addition thereto and such Share or Preferred Share shall thereupon be canceled. UOB shall give Ameribank prompt notice of any demands received by UOB for appraisal of Shares or Preferred Shares, and Ameribank shall have the right to participate in all negotiations and proceedings with respect to such demands. UOB shall not, except with the prior written consent of Ameribank, make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 1.4. Surrender and Exchange. Promptly after the Effective Time, the Surviving Corporation, or such bank or trust company acting as paying agent (the "Paying Agent") for the Merger pursuant to an agreement in a form to be mutually agreed upon by UOB and Ameribank, shall mail or cause to be mailed to each holder of Shares and Preferred Shares (except the Canceled Shares) at the Effective Time a letter of transmittal for use in surrendering for exchange the certificate or certificates representing such Shares or Preferred Shares. After the Effective Time, each such holder, upon surrender to the Paying Agent of such certificate or certificates (together with such letter of transmittal duly executed), will be entitled to receive the Merger Consideration or the Preferred Merger Consideration. Until so surrendered, each such certificate shall after the Effective Time represent for all purposes only the right to receive the Merger Consideration or the Preferred Merger Consideration, whichever is applicable. At the Effective Time, Ameribank shall furnish or cause to be furnished to the Paying Agent good funds equal to the aggregate of the Total Consideration payable to the holders of Shares and Preferred Shares (except the Canceled Shares). After the Effective Time, there shall be no further registration or transfers of Shares or Preferred Shares.

     1.4.1 Prior to the Effective Time, the Surviving Corporation, with the approval of UOB, shall establish reasonable procedures for the delivery of the Merger Consideration or the Preferred Merger Consideration to holders of Shares or Preferred Shares (except the Canceled Shares) whose stock certificates have been lost, destroyed or mutilated. If any delivery of the Merger Consideration or Preferred Merger Consideration is to be made pursuant to Section 1.3(a) or
Section 1.3(b) to a person other than the registered holder of the certificate or certificates surrendered in exchange therefor, it shall be a condition to such delivery that the certificate or certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such delivery shall (a) pay to the Paying Agent any transfer or other taxes required as a result of delivery to a person other than the registered holder or (b) establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable. Any holder of Shares or Preferred Shares who has not exchanged the Shares or Preferred Shares for the Merger Consideration or Preferred Merger Consideration in accordance with Section 1.4 within one (1) year after the Effective Time shall have no further claim upon the Paying Agent and shall thereafter look only to the Surviving Corporation for payment in respect of the Shares or Preferred Shares. Notwithstanding the foregoing, no party hereto shall be liable to a holder of Shares or Preferred Shares for any amount paid to a public official pursuant to applicable abandoned property laws.

     SECTION 1.5. Certificate of Incorporation. The Certificate of Incorporation of Ameribank as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 1.6. By-Laws. The By-Laws of Ameribank as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 1.7. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed in accordance with applicable law, (a) the directors of Ameribank at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Ameribank at the Effective Time shall be the officers of the Surviving Corporation.

     SECTION 1.8. Stock Transfer Books. At the Effective Time the stock transfer books of UOB shall be closed and no transfer of shares of Common Stock or Preferred Stock shall thereafter be made on such stock transfer books.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF UOB

     SECTION 2. Representations and Warranties of UOB. UOB represents and warrants to Ameribank that:

     SECTION 2.1. Corporate Organization. UOB is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted.

     SECTION 2.2. Capitalization. The authorized capital stock of UOB consists of 10,650,000 shares of stock comprised of 10,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), 2,532,237 shares of which are issued and outstanding; 150,000 shares of 9% Cumulative Non-Voting Preferred Stock, par value $30.00 per share (the "Preferred Stock"), 145,199 shares of which are issued and outstanding; and 500,000 shares of Class B Preferred Stock, par value of $1.00 per shares ( the "Class B Preferred Stock"), no shares of which are issued or outstanding. All shares of Common Stock and Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof.

     SECTION 2.3. Authorization and Validity of Agreement. UOB has the corporate power to enter into this Agreement and to carry out its obligations hereunder and to consummate the Merger subject to the approval of the Merger by the shareholders of UOB, pursuant to the laws of the State of Oklahoma and the Exchange Act, and approvals as may be required by the Board of Governors of the Federal Reserve System ("Federal Reserve Approvals"). The execution and delivery of this Agreement and the performance of UOB's obligations hereunder have been duly authorized by all necessary corporate action, including, without limitation, by the Board of Directors of UOB, except approval by the shareholders of UOB pursuant to the laws of the State of Oklahoma and the Exchange Act. The consummation of the Merger has been duly authorized by all necessary corporate action, other than the affirmative vote of the stockholders of UOB in accordance with applicable law and this Agreement, and approval of the Merger by the stockholders of UOB has been recommended by the Board of Directors of UOB. This Agreement has been duly executed by UOB and constitutes the valid and binding obligation of UOB enforceable against UOB in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF AMERIBANK

     SECTION 3. Representations and Warranties of Ameribank. Ameribank represents and warrants to UOB that:

     SECTION 3.1. Corporate Organization. Ameribank is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

     SECTION 3.2. Title To Canceled Shares. All of the Canceled Shares are owned of record and beneficially by Ameribank free and clear of all liens.

     SECTION 3.3. Authorization and Validity of Agreement. Ameribank has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Ameribank's obligations hereunder have been duly authorized by the Board of Directors and by the stockholders of Ameribank and no other proceedings on the part of Ameribank are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Ameribank and is the legal, valid and binding obligation of Ameribank, enforceable against Ameribank in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 3.4. No Conflict or Violation. As of the date hereof and as of the Effective Time, the execution, delivery and performance by Ameribank of this Agreement and consummation of the Merger does not and will not (a) violate or conflict with any provision of the charter documents or By-Laws of Ameribank, or (b) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority.

     SECTION 3.5. Consents and Approvals. As of the Effective Time, no material consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and no material declaration or notification to or filing or registration with any such governmental or regulatory authority, is required on the part of Ameribank in connection with the execution and delivery of this Agreement by Ameribank, the performance of Ameribank of its obligations hereunder, or the consummation of the Merger, other than in connection with or in compliance with the applicable provisions of Oklahoma Law, the Exchange Act or Federal Reserve Approval.

                                   ARTICLE IV

                                COVENANTS OF UOB

     SECTION 4.  Covenants of UOB.  UOB agrees that:

     SECTION 4.1. Vote. UOB agrees that from and after the date hereof, UOB will, to the extent permitted by applicable law or as otherwise reasonably requested by Ameribank and in accordance with Oklahoma Law and its Certificate of Incorporation and By-Laws, use its best efforts to (a) solicit from the stockholders of UOB proxies in favor of the approval of this Agreement and (b) take all other action necessary or helpful to secure a vote of stockholders in favor of the Merger and to approve this Agreement.

     SECTION 4.2. Access To Information. From and after the date hereof and subject to the execution of such confidentiality agreements as UOB shall reasonably require, UOB will give Ameribank and its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of UOB and will instruct UOB's employees, counsel and financial advisors to cooperate with any such person in its investigation of UOB.

                                   ARTICLE V

                             COVENANTS OF AMERIBANK

     SECTION 5.  Covenants of Ameribank.  Ameribank agrees that:

     SECTION 5.1. Other Fees and Expenses. Ameribank will pay all reasonable attorneys' fees, expenses and disbursements of UOB incurred prior to or after the date hereof in connection with the transactions contemplated by this Agreement.

     SECTION 5.2. Vote. Ameribank will vote the Canceled Shares in favor of the approval and adoption of this Agreement and the approval of the Merger.

     SECTION 5.3. No Sale or Disposition; Waiver. From and after the date of this Agreement and until the earlier of the Effective Time and the termination of this Agreement, Ameribank will not sell or otherwise dispose of any Canceled Shares or otherwise to facilitate the consummation of the transactions contemplated by this Agreement.

     SECTION 5.4 Indemnification. In addition to the rights and remedies of each member of the Board of Directors of UOB (including, but not limited to, members of the Special Committee) for indemnification and advances of expenses (including, but not limited to, attorneys' fees) under the Oklahoma General Corporation Act and the Certificate of Incorporation and/or Bylaws of UOB by reason of the fact that he is or was a director of UOB or otherwise, from and after the Effective Time Ameribank shall indemnify, defend and hold harmless, without limitation, each and every member of the Board of Directors of UOB (including, but not limited to, each member of the Special Committee) from and against any and all claims, demands, suits, proceedings, actions, or causes of actions threatened or pending against any member of the Board of Directors of UOB (including, but not limited to, members of the Special Committee) or any and all losses, judgments, damages, liabilities, costs and expenses (including, but not limited to, attorneys' fees) suffered or incurred or which may be suffered or incurred by any member of the Board of Directors of UOB (including, but not limited to, the members of the Special Committee), relating to, or in connection with, or arising out of the Merger or for any reason whatsoever as a result of being a member of the Board of Directors of UOB (including, but not limited to, a member of the Special Committee) in connection with, or relating to , or arising out of, the Merger, this Agreement or any filings made by UOB with the SEC or any proxy statement or schedules issued by UOB to its shareholders or others in connection with the Merger.

                                   ARTICLE VI

                                OTHER AGREEMENTS

     SECTION 6.  Additional Agreements.  The parties hereto agree that:

     SECTION 6.1. Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including without limitation obtaining Federal Reserve Approval, to consummate the transactions contemplated by this Agreement as promptly as possible.

     SECTION 6.2. Notification of Certain Matters. Each party to this Agreement will give prompt notice to the other parties hereof of: (a) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (c) any action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting UOB on the one hand, or and/or Ameribank on the other hand, which is reasonably likely to affect materially the transactions contemplated by this Agreement; (d) the occurrence, or failure to occur, of any event or change in circumstances where such occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue and inaccurate in any material respect at any time from the date hereof to the Effective Time; and (e) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. No such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

     SECTION 6.3. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of UOB , any deeds, bills of sale, assignments or assurances and to take and do in the name and on behalf of UOB, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of UOB acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     SECTION 7. Conditions To The Obligations of Each Party. The obligations of UOB and Ameribank to consummate the Merger are subject to: (a) the approval of the Merger and this Agreement at the Special Meeting of UOB stockholders by the affirmative vote of at least a majority of each class of the stockholders of UOB outstanding on the record date of such Special Meeting; (b) approval, if required, of the transactions contemplated herein by the Board of Governors of the Federal Reserve System and any other necessary regulatory approvals; and
(c) any applicable statute, rule or regulation which makes consummation of the Merger illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining the consummation of the Merger.

     SECTION 7.1. Conditions To The Obligation of UOB. The obligation of UOB to consummate the Merger is subject to the satisfaction or waiver of the following further conditions: (a) Ameribank shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (b) the representations and warranties of Ameribank contained in this Agreement and in any certificate or other writing delivered by Ameribank pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than any inaccuracies in such representations or warranties that are attributable to
UOB); (c) receipt by UOB of a certificate signed by an executive officer of Ameribank to the effect set forth in this Section; and (d) no action or proceeding shall have been commenced or threatened for the purpose of obtaining an injunction, order or damages before any court or governmental agency or other regulatory or administrative agency or commission, domestic or foreign, which UOB shall on advice of counsel, reasonably determine would (1) result in the imposition of material limitations on the ability of UOB or Ameribank effectively to consummate the Merger; or (2) have the effect of rendering the Merger violate of any applicable law.

     SECTION 7.2. Conditions To The Obligation of Ameribank. The obligation of Ameribank to consummate the Merger is subject to the satisfaction or waiver of the following further conditions: (a) UOB shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (b) the representations and warranties of UOB contained in this Agreement and in any certificate or other writing delivered by UOB pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time; (c) receipt by Ameribank of a certificate signed by an executive officer of UOB to the effect set forth in paragraphs (a) and (b) of this Section; (d) the holders (except for Ameribank and its affiliates) of not more than 12% of the outstanding shares of Common Stock shall have exercised their appraisal rights in the Merger in accordance with Oklahoma Law; (e) there has been no material adverse change in the business, assets, financial condition, or prospects of UOB; and
(f) no action or proceeding shall have been commenced or threatened for the purpose of obtaining an injunction, order or damages before any court or governmental agency or other regulatory or administrative agency or commission, domestic or foreign, which Ameribank shall on advice of counsel, reasonably determine would (1) result in the imposition of material limitations on the ability of UOB or Ameribank effectively to consummate the Merger; (2) have the effect of rendering the Merger violative of any applicable law; or (3) have a material adverse effect on the business, assets or financial condition of the Surviving Corporation, which event is not within the reasonable control of Ameribank.

                                  ARTICLE VIII

                                  TERMINATION

     SECTION 8 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time: (a) by mutual written consent of UOB and Ameribank after approval of their respective Board of Directors; (b) at any time by Ameribank if there has been a material adverse change in the business, assets, financial condition or prospects of UOB; or (c) by either UOB or Ameribank after approval of the Board of Directors of UOB or Ameribank, as the case may be, if the Merger has not been consummated on or before April 1, 1997; PROVIDED, HOWEVER, that neither party may terminate this Agreement pursuant to this Section 8 if the failure of such party to fulfill any of its obligations under this Agreement shall have been the reason that the Merger shall not have been consummated on or before said date.

     SECTION 8.1. Effect of Termination. If this Agreement is terminated pursuant to Section 8, this Agreement shall become void and of no effect with no liability on the party of any party hereto.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.  General Matters.

     SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

                        if to UOB to:

                        United Oklahoma Bankshares, Inc.
                        4600 S.E. 29th Street
                        Del City, Oklahoma 73115
                        Attn: Claude Rappaport, Chairman Special Committee

                        if to Ameribank to:

                        Ameribank Corporation
                        c/o D. Wesley Schubert
                        201 N. Broadway
                        Shawnee, OK 74801
or such other address or facsimile number as such party may hereafter specify by notice to the other party hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, which such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is provided, (b) if given via United States mail, three days after such notice is deposited in the mail in a postage prepaid envelope, or (c) if given by any other means, when delivered at the address specified in this Section.

     SECTION 9.2. Survival. None of the representations, warranties, agreements or covenants contained herein shall survive the Effective Time except for the agreements contained in Sections 1.2, 1.3, 1.4, 1.5, 1.6, 1.7, 1.8, 5.4 and 6.3.

     SECTION 9.3. Amendment. Subject to applicable law, any provision of this Agreement may be amended by the parties hereto, by action of each of their respective Board of Directors or by their respective officers duly authorized by such Board of Directors, at any time prior to the Effective Time. Any amendment to this Agreement shall be in writing signed by all the parties hereto.

     SECTION 9.4. Waiver. At any time prior to the Effective Time, Ameribank on the one hand, and UOB on the other hand, may (a) extend the time for the performance of any agreement of the other party or parties hereto, (b) waive any accuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein; PROVIDED, HOWEVER, that if such waiver would have the same effect as any decrease of the amount or change in the type of the Total Consideration or any amendment to Article VII, Article VIII or Section
9.3 hereof, such waiver shall also be approved by the respective Board of Directors of each of UOB and Ameribank. Any agreement on the part of any party to any such extension or waiver shall be effective only if set forth in a writing signed on behalf of such party and delivered to the other parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that no party may assign or otherwise transfer any of its rights under this Agreement without the consent of the other parties hereto.

     SECTION 9.6. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Oklahoma without regard to principles of conflict of laws.

     SECTION 9.7. Integration. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     SECTION 9.8. Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     SECTION 9.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       UNITED OKLAHOMA BANKSHARES, INC.


                                       By:  /s/ GEORGE N. COOK, JR.
                                          ---------------------------------
                                          Name:  George N. Cook, Jr.
                                          Title: Chairman



                                       AMERIBANK CORPORATION


                                       By:  /s/ D. WESLEY SCHUBERT
                                          ---------------------------------
                                          NAME:  D. WESLEY SCHUBERT
                                          Title: Vice-President

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


          This First Amendment to Agreement and Plan of Merger ("Amendment") dated as of March 5, 1997 is entered into by United Oklahoma Bankshares, Inc., an Oklahoma corporation ("UOB") and Ameribank Corporation, an Oklahoma corporation ("Ameribank").


          WHEREAS, UOB and Ameribank entered into a certain Agreement and Plant of Merger ("Agreement") dated December 3, 1996;


          WHEREAS, UOB and Ameribank desire to amend the Agreement as stated herein.


          NOW THEREFORE, the parties to the Agreement, agree that the following amendment to the Agreement should be made:


          1. SECTION 8 of the Agreement shall be amended to read in its entirety as follows:


             "SECTION 8. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
      Time: (a) by mutual written consent of UOB and Ameribank after approval of their respective Board of Directors; (b) at any time by Ameribank if there has been a material adverse change in the business, assets, financial condition or prospects of UOB; or (c) by either UOB or Ameribank after approval of the Board of Directors of UOB or Ameribank, as the case may be, if the Merger has not been consummated on or before June 1, 1997; PROVIDED, HOWEVER, that neither party may terminate this Agreement pursuant to this Section 8 if the failure of such party to fulfill any of its obligations under this Agreement shall have been the reason that the Merger shall not have been consummated on or before said date."


          2. All of the terms, conditions, covenants, representations, warranties and agreements contained in the Agreement, except as to the extent amended by this Amendment, and all other documents, instruments and agreements made and delivered in connection therewith, shall remain in full force and effect and continue to be binding upon the parties hereto and thereto according to their respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                       UNITED OKLAHOMA BANKSHARES, INC.


                                       By:  /s/ GEORGE N. COOK, JR.
                                          ---------------------------------
                                          Name:  George N. Cook, Jr.
                                          Title: Chairman



                                       AMERIBANK CORPORATION


                                       By:  /s/ D. WESLEY SCHUBERT
                                          ---------------------------------
                                          NAME:  D. WESLEY SCHUBERT
                                          Title: Vice-President

                                    ANNEX A



                              SECOND AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


          This Second Amendment to Agreement and Plan of Merger ("Amendment") dated as of April 22, 1997 is entered into by United Oklahoma Bankshares, Inc., an Oklahoma corporation ("UOB") and Ameribank Corporation, an Oklahoma corporation ("Ameribank").


          WHEREAS, UOB and Ameribank entered into a certain Agreement and Plan of Merger dated December 3, 1996, as amended by the First Amendment to Agreement and Plan of Merger dated March 5, 1997 ("Agreement");


          WHEREAS, UOB and Ameribank desire to amend the Agreement as stated herein.


          NOW THEREFORE, the parties to the Agreement, agree that the following amendment to the Agreement should be made:


          1. SECTION 8 of the Agreement shall be amended to read in its entirety as follows:


             "SECTION 8. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
      Time: (a) by mutual written consent of UOB and Ameribank after approval of their respective Board of Directors; (b) at any time by Ameribank if there has been a material adverse change in the business, assets, financial condition or prospects of UOB; or (c) by either UOB or Ameribank after approval of the Board of Directors of UOB or Ameribank, as the case may be, if the Merger has not been consummated on or before August 1, 1997; PROVIDED, HOWEVER, that neither party may terminate this Agreement pursuant to this Section 8 if the failure of such party to fulfill any of its obligations under this Agreement shall have been the reason that the Merger shall not have been consummated on or before said date."

          2. All of the terms, conditions, covenants, representations, warranties and agreements contained in the Agreement, except as to the extent amended by this Amendment, and all other documents, instruments and agreements made and delivered in connection therewith, shall remain in full force and effect and continue to be binding upon the parties hereto and thereto according to their respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                       UNITED OKLAHOMA BANKSHARES, INC.


                                       By:  /s/ GEORGE N. COOK, JR.
                                          ---------------------------------
                                          Name:  George N. Cook, Jr.
                                          Title: Chairman



                                       AMERIBANK CORPORATION


                                       By:  /s/ D. WESLEY SCHUBERT
                                          ---------------------------------
                                          NAME:  D. WESLEY SCHUBERT
                                          Title: Vice-President

                                    ANNEX B

TITLE 18, OKLAHOMA STATUTES [CORPORATIONS]

CHAPTER 22. - GENERAL CORPORATION ACT

Section  1091. APPRAISAL RIGHTS.

   Eff. Sept. 1, 1990.

     A. Any shareholder of a corporation of this state who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection D of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection D of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to the provisions of Section 1073 of this title shall be entitled to an appraisal by the district court of the fair value of his shares of stock under the circumstances described in subsections B and C of this section. As used in this section, the word "shareholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation. The provisions of this subsection shall be effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after November 1, 1988.

      B. 1. Except as otherwise provided for in this subsection, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation, or of the acquired corporation in a share acquisition, to be effected pursuant to the provisions of Sections 1081, 1082, 1086, 1087, or 1091.1 [PROBABLY SHOULD BE 1090.1] of
           this title or Section 12 of this act [12 O.S. Section  1090.2].

            2. a. No appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either:

                  (1)  listed on a national securities
                       exchange; or

                  (2)  held of record by more than two
                       thousand shareholders.

                  b. In addition, no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided for in subsection F of Section 1081 of this title.

            3. Notwithstanding the provisions of paragraph 2 of this subsection, appraisal rights provided for in this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to the provisions of Sections 1081, 1082, 1086 or 1087 of this title to accept for such stock anything except:

                  a. shares of stock of the corporation surviving or resulting from such merger or consolidation; or

                  b. shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than two thousand shareholders; or

                  c. cash in lieu of fractional shares of the corporations described in subparagraphs a and b of this paragraph; or

                  d. any combination of the shares of stock and cash in lieu of the fractional shares described in subparagraphs a, b and c of this paragraph.

            4. In the event all of the stock of a subsidiary Oklahoma corporation party to a merger effected pursuant to the provisions of Section 1083 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Oklahoma corporation.

     C. Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections D and E of this section, shall apply as nearly as is practicable.

     D.     Appraisal rights shall be perfected as follows:

            1. If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than twenty
            (20) days prior to the meeting, shall notify each of its shareholders entitled to such appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each shareholder electing to demand the appraisal of the shares of the shareholder shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of the shares of the shareholder.
            Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of the shares of the shareholder. A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation as of the date that the merger or consolidation has become effective; or

            2. If the merger or consolidation was approved pursuant to the provisions of Section 1073 or 1083 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within ten (10) days thereafter, shall' notify each of the shareholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the shareholder at the address of the shareholder as it appears on the records of the corporation. Any shareholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of the shares of the shareholder. Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends to demand the appraisal of the shares of the shareholder.

     E. Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with the provisions of subsections A and D of this section and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders. Provided, however, at any time within sixty (60) days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw the demand of the shareholder for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty
(120) days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections A and D of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the shareholder within ten (10) days after the shareholder's written request for such a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal pursuant to the provisions of subsection D of this section, whichever is later.

     F. Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which, within twenty (20) days after such service, shall file in the office of the court clerk of the district court in which the petition was filed a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma, or such publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

     G. At the hearing on such petition, the court shall determine the shareholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The court may require the shareholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the court may dismiss the proceedings as to such shareholder.

     H. After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to the provisions of subsection F of this section and who has submitted the certificates of stock of the shareholder to the court clerk, if such is required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights pursuant to the provisions of this section.

     I. The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be so made to each such shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The court's decree may be enforced as other decrees in the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state.

     J. The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     K. From and after the effective date of the merger or consolidation, no shareholder who has demanded the appraisal rights of the shareholder as provided for in subsection D of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided for in subsection E of this section, or if such shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder's demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided for in subsection E of this section or thereafter with the written approval of the corporation, then the right of such shareholder to an appraisal shall cease. Provided, however, no appraisal proceeding in the district court shall be dismissed as to any shareholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

     L. The shares of the surviving or resulting corporation into which the shares of such objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX C

                            GEORGE K. BAUM & COMPANY
                               Investment Bankers

Member                                                    Twelve Wyandotte Plaza
New York Stock Exchange, Inc.                               120 West 12th Street
Chicago Stock Exchange, Inc.                        Kansas City, Missouri  64105
                                October 25, 1996        Telephone (816) 474-1100

Special Committee of the Board
United Oklahoma Bankshares, Inc.
c/o Mr. Claude Rappaport
Chairman, Special Committee of the Board
1506 Bedford Drive
Oklahoma City, OK  73116

Dear Gentlemen:

     You have asked us to render our opinion as to the fairness, from a financial point of view, to the proposed cash out merger offer of $1,300,000 by Ameribank Corporation ("Ameribank") for all the remaining Preferred Stock ("Preferred") (approximately 11.16%) and Common Stock ("Common") (approximately 38.42%) and of United Oklahoma Bankshares, Inc. (the "Company") not presently owned by Ameribank.

     Our approach as to the fairness of the Ameribank offer was to look at each of the equity pieces separately, for pricing purposes. This was done to see what was "FAIR" for each security.

     To find the value of the Preferred, two methods of value were used (1) liquidation and (2) discounted cash flow at various discount rates. The liquidation method places the highest value of the two methods on the Preferred. As of the June 30, 1996 balance sheet shown in the Form 10-Q filed with the Securities and Exchange Commission ("SEC"), the liquidation value of the Preferred would be $58.35. The $58.35 value per share of Preferred is fair from a financial point of view. This would aggregate to approximately $946,000 for all Preferred not presently owned by Ameribank.

     To find the value of the Common, two methods of value were used (1) (a) liquidation based on book value and (b) liquidation based on the entity market value and (2) discounted cash flow at various discount rates.

     The discounted cash flow is a little more complicated because of the "rights" of the preferred and the preferred stock's cumulative dividends. These are the following assumptions used for the discounted cash flow Common value:

      (1) The Common does not have any dividend payments for 44 quarters or 11 years;

      (2)  The net interest spread used is based on 1995 and 1996 (10-K
           1995, page 32) and is 4.45% with provision for loan losses at 0.45% of the prior year's loan portfolio. This produces an average spread on average interest earning assets of approximately 4.64%;

      (3) Interest income grows at approximately 6.95% from the 1995 base;

      (4)  Income tax rate of 25.00% based on 1994 and 1995;

      (5) Net after-tax income grows at approximately 6.50% from the 1995 base;

      (6) In the year 2006, the earnings are projected to be $1,811,000 after tax. This gives the Company an equity value of $24,445,000 based on a multiple of 13.5 times. From this number we need to subtract the Preferred redemption of $8,473,000 for a net of $15,972,000 for the Common, which when discounted back over the period at the differing rates produces the following values:

          DISCOUNT RATE     VALUE PER COMMON SHARE     TOTAL COST TO REDEEM
          -------------     ----------------------     --------------------
             25.00%                 $0.542                  $ 530,000

             22.50%                  0.677                    660,000

             20.00%                  0.849                    825,000

             17.50%                  1.070                  1,040,000

      Our conclusion as to the Common value exists in the above range. The liquidation value based on book value is negative while the liquidation value based on the entity market value places the value of the Common in the range shown above.

      We find support for the above pricing based on (1) The SNL Pink Quarterly "Pink Sheet" and OTC-BB traded Banks and Thrifts dated September 1996 produced by SNL Securities on a quarterly basis; and (2) OTC Time & Sales
      Report: 1/1/94 - 9/20/96 on the Company's common stock produced by Nasdaq Trading & Market Services. The Nasdaq information shows no sale in excess of 9/16 or 56.25c. per share and the last trade on 8/6/96 was at 1/4 or 25c. for 1,399 shares. The first trade listed as of 1/21/94 shows a price of $29.125 per share for 2,500 shares. We called Nasdaq but were told that was the information they had and there was no way to verify it. We assume that price is not correct.

      Using the liquidation value based on the entity market value as well as discounted cash flow, a value of $0.75 per share of Common is fair from a financial point of view. This would aggregate to approximately $730,000 for all Common not presently owned by Ameribank.

     Based on information supplied by Ameribank, they placed a total entity value range on the Company of $10,382,000 on the high side and $10,216,973 on the low side. Ameribank placed a value of $58.35 for each Preferred share and $0.754 for each Common share. These per share values would put the following total costs on the non-Ameribank owned shares:

                 16,205 preferred shares @ $58.35  =    $  945,562

                   972,903 common shares @ $0.754  =       733,569

             Total value for non-Ameribank equity  =    $1,679,131

     We find Ameribank's overall value for the Company and each equity piece to be fair from a financial point of view. Our understanding is that, according to the legal counsel for the Special Committee of the Board of Directors of the Company, Mr. Irwin H. Steinhorn, no discounts of any nature may be applied to a cash out merger such as that proposed by Ameribank.

     You can reach me at 816-283-5280.


Respectfully submitted,



GEORGE K. BAUM & COMPANY

                                    ANNEX D

                            GEORGE K. BAUM & COMPANY
                               Investment Bankers


Member                                                    Twelve Wyandotte Plaza
New York Stock Exchange, Inc.                               120 West 12th Street
Chicago Stock Exchange, Inc.                        Kansas City, Missouri  64105
                              January 23, 1997          Telephone (816) 474-1100

Special Committee of the Board
United Oklahoma Bankshares, Inc.
c/o Mr. Claude Rappaport
Chairman, Special Committee of the Board
1506 Bedford Drive
Oklahoma City, OK  73116

Dear Gentlemen:

     You have asked us to render our opinion as to the fairness, from a financial point of view, to the proposed cash out merger offer of $1,700,000 by Ameribank Corporation ("Ameribank") for all the remaining Preferred Stock ("Preferred") (approximately 11.16%) at $58.35 per share and Common stock ("Common") (approximately 38.42%) at approximately $0.776 per share of United Oklahoma Bankshares, Inc. (the "Company") not presently owned by Ameribank.

     We issued such a letter, dated October 25, 1996, based on the information that had been requested and supplied to us. Information requested and supplied to us at that date had indicated that the highest price Ameribank had paid for the Preferred was $18.00. On January 17, 1997, we were informed by the information in the Form 4 filings with the U.S. Securities and Exchange Commission that Ameribank had purchased Preferred shares at prices higher than $18.00, prior to October 25, 1996, (the highest price was $49.50 per share). Some of these purchases were done with agreements that, for one year from the date of purchase, Ameribank would pay these sellers the same price, if higher, that Ameribank paid for the remaining Preferred that Ameribank did not own at the time of those purchases.

     With this additional Preferred pricing information considered, we still find Ameribank's overall offer for the Company and each equity price to be fair from a financial point of view as set forth in our letter dated October 25, 1996.


Respectfully Submitted,




GEORGE K. BAUM & COMPANY

                        UNITED OKLAHOMA BANKSHARES, INC.
                    PROXY OF SPECIAL MEETING OF SHAREHOLDERS
                                _________, 1997
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned holder(s) of stock of United Oklahoma Bankshares, Inc. an Oklahoma corporation, does hereby constitute and appoint George N. Cook, Jr. and J. Michael Adcock as true and lawful attorneys and proxies for the undersigned, each with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Special Meeting of Stockholders of the Company to be held at 4600 S.E. 29th Street, Del City, Oklahoma, 73115 on _____________, 1997, at __________ p.m., and any adjournment thereof, all of the stock of the Company which the undersigned would be entitled to vote if then personally present, hereby revoking any Proxy heretofore given.

         This Proxy will confer discretionary authority to vote upon matters incidental to the conduct of the meeting and matters not known to management prior to the date of the Proxy Statement, which are properly presented to the meeting.

1. To Approve and Adopt the Agreement and Plan of Merger dated as of December 3, 1996, (the "Merger Agreement") between the Company and Ameribank Corporation as described in the Proxy Statement.

            ______For

            ______Against

            ______Abstain

2. To empower and authorize the offices of the Company to perform such acts and sign and deliver such documents as they may deem reasonable or necessary to carry out the Merger and other transactions as described in the Proxy Statement.

            ______For

            ______Against

            ______Abstain

3. To transact such other business that may properly come before the Special Meeting or any adjournment thereof.

            ______For

            ______Against

            ______Abstain

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER.

         This Proxy may be revoked at any time before the authority granted therein is exercised; otherwise, it shall remain in full force and effect. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing and delivering to the Secretary of the Company, at or prior to the Special Meeting, a subsequent proxy relating to the same shares of Stock, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, constitute a revocation of proxy). Any written notice revoking a proxy should be sent to United Oklahoma Bankshares, Inc., 4600 S.E. 29th Street, Del City, Oklahoma 73115.

        IN WITNESS WHEREOF the undersigned has executed this Proxy on the _____ day of _______, 1997. Number of Shares of Common Stock Signature


-----------------------------------         -----------------------------------
Number of Shares of Preferred Stock         Signature


-----------------------------------         -----------------------------------
Number of Shares of Preferred Stock         Signature if held Jointly



         Please sign your name(s) exactly as it appears on your stock certificate and return this Proxy promptly to save the Company additional mailing expense. Executors, administrators, trustees, guardians and others signing in a representative capacity please give their full titles. When shares are held by joint tenants both should sign. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.